Home Office: One Nationwide Plaza Columbus, OH 43215-2220 Telephone: 1-800-882-2822 Internet: nationwide.com

NATIONWIDE LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of the State of Ohio, issues this Policy to you in return for the initial Premium you pay to us and your completed application.

We thank you for putting your trust in us. If you have any questions about this Policy, please contact us at our Home Office. You can reach us at the address and phone number stated above. To help us serve you better, please let us know if you change your name, address, or wish to change a party to or interest in this Policy. Thank you for letting us help you meet your insurance needs.

We will provide the benefits described in this Policy, subject to its terms and conditions, including payment of the Death Benefit Proceeds upon receiving Proof of Death for the Insured if death occurs while this Policy is In Force. If this Policy is In Force and the Insured is living on the Maturity Date, the Policy Maturity Date will automatically be extended until the date of the Insured’s death unless you elect otherwise.

The Policy values are based on the investment experience of the Variable Account, may increase or decrease based on the fluctuations of the net investment factor, are not guaranteed as to fixed dollar amount, and are subject to any specified minimum guaranteed values shown in the Policy Specification Pages. The death benefit will never be less than the Specified Amount as long as this Policy remains In Force. While Cash Value allocated to the Indexed Interest Strategies may be affected by the experience of external indexes, the General Account does not directly participate in any stock or equity investment. Current benefits, values, periods of coverage, charges, actual Premium paid, and interest crediting rates are on an indeterminate basis. There may be restrictions and limitations imposed on the availability of and allocations to the Indexed Interest Strategy. This Policy has no guaranteed Cash Surrender Value. Refer to the Death Benefit Proceeds section of this Policy for details. There may be restrictions and limitations imposed on the amount of Net Premium allocated to, and the number of requested transfers and/or the amount of Cash Value transferred to or from, the Fixed Account.

RIGHT TO EXAMINE AND CANCEL

If this Policy is not issued as a replacement, you may return this Policy to us within ten days after you receive it. When we receive the Policy, we will cancel and void it and refund all Premiums paid for this Policy, including any Policy fees or other charges, to you as of the cancellation date. If replacement of insurance is involved, the right to examine and cancel period will be sixty days from the date your received the Policy and we will pay the Cash Value as of the cancellation date plus any Policy fees or other charges deducted. To cancel, the Policy, with a written request for cancellation, must be mailed or delivered to our Home Office or to the representative who sold it to you.

We reserve the right to apply any Premium allocated to the Variable Account to a money market Sub-Account until the Right to Examine and Cancel period has expired. We reserve the right to apply any Premium allocated to an Indexed Interest Strategy to the Fixed Account until the next applicable Sweep Date after the Right to Examine and Cancel period has expired. Upon expiration of the Right to Examine and Cancel period, we will allocate any Net Premiums paid according to the last direction we received from you.

THIS POLICY IS A LEGAL CONTRACT BETWEEN YOU AND US, SO PLEASE READ IT CAREFULLY. IF THIS POLICY IS NOT RETURNED DURING THE RIGHT TO EXAMINE AND CANCEL PERIOD, YOU WILL BE BOUND BY ITS TERMS.

Signed by us on the Policy Date:

Secretary	President

INDIVIDUAL FLEXIBLE PREMIUM ADJUSTABLE VARIABLE, FIXED, AND INDEX-LINKED UNIVERSAL LIFE

INSURANCE POLICY, NON-PARTICIPATING

Flexible Premiums payable until the Maturity Date while the Insured is living.

Death Benefit Proceeds payable upon the death of the Insured while this Policy is In Force.

The Maturity Date will automatically be extended unless you elect to receive the Maturity Proceeds.

Rate Class and Rate Type are stated in the Policy Specification Pages.

Adjustable Death Benefit.

Non-Participating, no dividends are payable.

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NWLA-530-NY	Page 1	(2/2020)

TABLE OF CONTENTS
POLICY SPECIFICATION PAGES	3
DEFINED TERMS USED IN THIS POLICY	4
GENERAL POLICY PROVISION	7
Policy References and Headings	7
Non-Participating	7
Entire Contract	7
Applications	7
Changes in Policy Cost Factors	7
Right to Request Reclassification of Rate Type from Tobacco to Non-Tobacco	8
Alteration or Modification	8
Waiver	8
Effective Date of Policy Coverage	8
Policy Termination	8
Suicide	9
Incontestability	9
Misstatement of Age or Sex	9
Postponement of Payments	9
Variable Accounts	9
General Account	10
Assignment	10
Instructions	10
Currency	10
Reports	10
Projection of Benefits and Values	10
Internal Revenue Code Life Insurance Qualification Test	10
Modified Endowment Contracts	11
PARTIES AND INTERESTS IN THIS POLICY PROVISION	11
Nationwide	11
Policy Owner	11
Contingent Owner	11
The Insured	11
Beneficiary and Contingent Beneficiary	11
Changes of Named Parties and Interests	11
PREMIUM PAYMENT PROVISION	12
Initial Premium	12
Additional Premium	12
Planned Premium	12
POLICY CHARGES AND DEDUCTIONS PROVISION	12
Percent of Premium Charge	13
Monthly Deductions	13
Percent of Sub-Account Value Charge	14
Monthly Cost of Insurance Per $1,000 of Net Amount At Risk Charge	14
Net Amount At Risk	14
Monthly Per $1,000 of Specified Amount Charge	15
Monthly Administrative Charge	15
Surrender Charge	15
Policy Loan Interest Charge	16
Capped Indexed Interest Strategy Charge	16
Partial Surrender Fee	16
Service Fees	16

POLICY COVERAGE, POLICY CONTINUATION, GRACE PERIOD, LAPSE AND REINSTATEMENT PROVISION	16
Policy Coverage	16
Policy Continuation	16
Death Benefit Guarantee Policy Continuation	17
Grace Period	18
Lapse	18
Reinstatement	18
VARIABLE ACCOUNT PROVISION	19
About the Variable Account	19
The Sub-Accounts	19
Cash Value in the Variable Account	19
Number of Accumulation Units	20
Determining the Accumulation Unit Value of a Sub-Account	20
Substitution of Securities	20
Changes of Investment Policy	21
GENERAL ACCOUNT PROVISION	21
The Fixed Account	21
Determining the Fixed Account Value	21
The Indexed Interest Strategies	21
Determining the Indexed Interest Strategies Value	21
Discontinuation of an Index Due to Unavailability or Substantial Change	22
Indexed Interest Strategy Availability	22
ALLOCATIONS AND TRANSFERS PROVISION	22
Allocations	23
Generally	23
Indexed Interest Strategies	23
Transfers	23
Right to Transfer Cash Value	23
Transfers to the Indexed Interest Strategies	23
Index Segment Maturity Value	23
Allocation and Transfer Restrictions	23
Variable Account Restrictions	23
Fixed Account Restrictions	24
Indexed Interest Strategy Restrictions	24
POLICY BENEFITS AND VALUES PROVISION	24
Nonforfeiture	24
Basis of Computations	24
Right of Exchange	24
Complete Surrender	25
Partial Surrenders	25
Policy Loans	26
Maximum and Minimum Loans and Indebtedness	26
Processing a Loan	26
Cash Value in the Policy Loan Account	27
Policy Loan Interest	27
Loan Repayment	28

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NWLA-530-NY	Page 2	(2/2020)

POLICY BENEFITS AND VALUES PROVISION (Continued)

Excessive Indebtedness	28
Effect of Loan	28
Policy Owner Services	28
Asset Rebalancing	28
Dollar Cost Averaging	28
Systematic Surrender Policy Loan Program	29
The Death Benefit	29
Changes to Insurance Coverage	30
Change of Death Benefit Option	30
Specified Amount Increases and Decreases	31
Death Benefit Proceeds	31
Policy Maturity Proceeds	32
Policy Maturity Date Extension	32
Policy Settlement	33
Settlement Options	33

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NWLA-530-NY	Page 2(A)	(2/2020)

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NWLA-530-NY	Page 2(B)	(2/2020)

DEFINED TERMS USED IN THIS POLICY

The defined terms listed below are either frequently used or have an important meaning within this Policy.

Accumulation Unit – An accounting unit used to measure the Sub-Account values of the Variable Account.

Attained Age – Age measured from the Policy Date. Attained Age is equal to a person’s Issue Age plus the number of completed Policy Years.

Beneficiary – The person or entity, such as a trust or charity, you name to receive the Death Benefit Proceeds if the Insured dies while this Policy is In Force.

Cap Rate – A value used in determining the Index Segment Interest Rate for identified Index Interest Strategies. The Cap Rate is the maximum Index Segment Interest Rate applicable to an Index Segment Interest Period. A different Cap Rate may apply for each Index Segment Interest Period. The Guaranteed Minimum Cap Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

Cash Surrender Value – The amount available upon Surrender of this Policy. It is equal to the Cash Value of this Policy minus any Indebtedness or applicable charges described in this Policy.

Cash Value – The combined accumulated dollar value of the interests you purchased in the Sub-Accounts of the Variable Account, plus the values in the Fixed Account, Indexed Interest Strategies, and the Policy Loan Account.

Contingent Beneficiary – The person or entity, such as a trust or charity, you name to receive the Death Benefit Proceeds if the Insured dies while this Policy is In Force and no Beneficiary is living or in existence at the time.

Contingent Owner – The person or entity, such as a trust or charity, you name who becomes the Policy Owner if you die before the Insured.

Current Scale of Non-Guaranteed Elements (“Current Scale”) – the Non-Guaranteed Elements that apply to the Policy in the then current and future Policy Years unless changed by us according to the Changes in Policy Cost Factors section of this Policy.

Death Benefit Proceeds – The amount we pay if the Insured dies while this Policy is In Force.

Directed Monthly Deductions – An election you can make to have deductions for monthly policy charges, including rider charges, deducted from a single Sub-Account in the Variable Account or the Fixed Account. If the selected investment option’s value is insufficient to cover the full monthly deduction, the remainder of the monthly deduction will be deducted as described in the Monthly Deductions section of the Policy.

Fixed Account – An allocation option funded by our General Account and credited interest at rates determined by us periodically and declared in advance.

Floor Rate – A value used in determining the Index Segment Interest Rate. The Floor Rate is the minimum Index Segment Interest Rate applicable to an Index Segment Interest Period. A different Floor Rate may apply for each Index Segment Interest Period. The Guaranteed Minimum Floor Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

General Account – The General Account is made up of all of our assets other than those held in any Variable Account.

In Force – The insurance coverage is in effect.

Indebtedness – The amount you owe us due to an outstanding Policy loan balance, including principal and any unpaid Policy loan interest charged.

Indexed Interest Strategy – One or more allocation options funded by our General Account and credited with Index Segment Interest determined in arrears based on the performance of its Reference Index and the applicable calculation as stated in the Policy Specification Pages.

Index Segment(s) – A division of an Indexed Interest Strategy created by the allocation of Net Premium and/or allocation or transfer of Cash Value to an Indexed Interest Strategy on a Sweep Date.

Index Segment Interest – Interest credited to an Index Segment on Index Segment Interest Crediting Dates. Index Segment Interest is equal to the Index Segment Interest Rate multiplied by the Cash Value of an Index Segment on an Index Segment Interest Crediting Date.

Index Segment Interest Crediting Date(s) – Dates on which we credit Index Segment Interest to the Index Segments within an Indexed Interest Strategy. The Index Segment Interest Crediting Dates are stated in the Policy Specification Pages.

Index Segment Interest Period – The period of time between an Index Segment Start Date and the first Index Segment Interest Crediting Date for an Index Segment, or between two consecutive Index Segment Interest Crediting Dates for an Index Segment, as applicable.

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NWLA-530-NY	Page 4	(2/2020)

Index Segment Interest Rate – A value, expressed as a percentage, based on the applicable Indexed Interest Strategy’s method of calculating Reference Index Performance Rate(s) and the Participation Rate, Cap Rate, if applicable, Floor Rate, and Spread Rate, if applicable, in effect for the Index Segment Interest Period. The method of calculating the Index Segment Interest Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

Index Segment Maturity Date – The scheduled end date of an Index Segment Term. The Index Segment Term applicable to Index Segments within a particular Indexed Interest Strategy is stated in the Policy Specification Pages.

Index Segment Maturity Value – The Cash Value of an Index Segment on its Index Segment Maturity Date, including any Index Segment Interest credited.

Index Segment Start Date – The Sweep Date on which an Index Segment is created.

Index Segment Term – The length of time an Index Segment is scheduled to exist. The Index Segment Term applicable to Index Segments within a particular Indexed Interest Strategy is stated in the Policy Specification Pages.

Initial Premium Investment Date – The later of the Policy Date or the date we receive at least the Minimum Initial Premium at our Home Office address stated on the face page of this Policy.

Insured – The person you name whose life is covered by this Policy. If the Insured dies while this Policy is In Force, the Death Benefit Proceeds become payable.

Issue Age – A person’s age based on their birthday nearest the Policy Date. If a person’s last birthday is more than 182 days prior to the Policy Date, their nearest birthday is their next birthday. The Insured’s Issue Age is stated in the Policy Specification Pages.

Maturity Date – The Policy Anniversary on which the Insured reaches Attained Age 120.

Maturity Proceeds – The amount payable if this Policy is In Force on the Maturity Date and you request that the Maturity Date not be automatically extended. The Maturity Proceeds are equal to the Cash Surrender Value on the Maturity Date.

Minimum Initial Premium – The minimum amount of Premium required for coverage under this Policy to be put In Force.

Nationwide – Nationwide Life Insurance Company. References to “we,” “our,” and “us” also mean Nationwide Life Insurance Company.

Net Amount At Risk – A value used to calculate cost of insurance charges for the Policy. The method of determining the Net Amount At Risk varies based on the death benefit option in effect at the time of calculation as described in the Monthly Cost of Insurance Per $1,000 of Net Amount At Risk section of the Policy Charges and Deductions Provision.

Net Premium – The amount of each Premium applied to the Cash Value of this Policy. Net Premium is equal to a gross Premium paid less any percent of Premium charge.

Non-Guaranteed Element(s) – Any fixed interest crediting and charged rates; Indexed Interest Strategy Participation Rates, Cap Rates or Spread Rates as applicable, and Floor Rates; other credits; Policy and rider charges; and Policy and rider charge rates, including tables of charge rates for future Policy Years; that are not guaranteed and may be changed by us after the Policy Date.

Participation Rate – A value used in determining the Index Segment Interest Rate. A different Participation Rate may apply for each Index Segment Interest Period. The Guaranteed Minimum Participation Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

Pending Sweep Transactions – Cash Value being held in the Fixed Account, including attributable accrued interest, pending application to an Indexed Interest Strategy on the next applicable Sweep Date. Pending Sweep Transactions are tracked separately for each Indexed Interest Strategy.

Planned Premium – The amount of Premium you have told us you intend to pay under this Policy. Your Initial Planned Premium Payment is stated in the Policy Specification Pages. See the Planned Premium section of the Premium Payment Provision for additional details.

Policy – The terms, conditions, benefits, and rights of the life insurance contract described in this document including the Policy Specification Pages.

Policy Anniversary – Each anniversary of the Policy Date. For any year in which such date does not exist (e.g. February 29th), the last day of the month will be the Policy Anniversary.

Policy Class – All policies of the same product and issuing company with insureds of the same sex, issue age, rate class, rate type, rate class multiple, flat extra ratings, coverage amounts and death benefit option, level of premium paid, then current level of cash value and/or outstanding policy loan balance, In Force endorsements and rider elections, and elected optional policy features, whose policies have the same length of time since the policy’s issue date or effective date of a coverage increase.

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NWLA-530-NY	Page 5	(2/2020)

Policy Date – The issue date of this Policy. It is the date this Policy takes effect subject to the payment of the Minimum Initial Premium stated in the Policy Specification Pages.

Policy Loan Account – The portion of the Cash Value attributable to all loans taken under this Policy including Policy loan interest credited.

Policy Month – The time between the beginning of one Policy Monthaversary and the next Policy Monthaversary.

Policy Monthaversary – The same day of the month as the Policy Date for each succeeding month. In any month where such day does not exist (e.g. 29th, 30th, and 31st), the Policy Monthaversary will be the last day of that calendar month.

Policy Owner – The person or entity possessing all rights under this Policy while it is In Force. The Policy Owner is named on the application unless later changed. References to “you” or “your” also mean the Policy Owner.

Policy Specification Pages – The Policy Specification Pages contain detailed information about your Policy coverage.

Policy Year – Beginning with the Policy Date, each one-year period this Policy remains In Force.

Premium – Any payments you make into this Policy other than Policy loan repayments. The Minimum Initial Premium is stated in the Policy Specification Pages and will be required prior to this Policy taking effect.

Proof of Death – A certified copy of the death certificate or such other lawful evidence and documentation we may reasonably require to process the death claim.

Reference Index – One or more market indexes associated with an Indexed Interest Strategy. The change in value of a Reference Index during an Index Segment Interest Period is used in calculating the Reference Index Performance Rate. The Reference Index associated with an Indexed Interest Strategy is stated in the Policy Specification Pages.

Reference Index Performance Rate(s) – A value used to calculate Index Segment Interest. The Reference Index Performance Rate may be calculated differently for each Indexed Interest Strategy (e.g. monthly average, point-to-point, other). The method of calculating the Reference Index Performance Rate for a particular Indexed Interest Strategy is stated in the Policy Specification Pages.

Reference Index Value – The reported value of a Reference Index as of the close of business of the market on which it is based. For any date on which no value is reported for a Reference Index (e.g. the market on which it is based is closed), the last reported value of the Reference Index will be used.

SEC – The United States Securities and Exchange Commission or its successor.

Settlement – Payment of the Death Benefit Proceeds, Maturity Proceeds, or Cash Surrender Value.

Specified Amount – The dollar amount used to determine the death benefit of the Policy. It is stated in the Policy Specification Pages.

Spread Rate – A value used in determining the Index Segment Interest Rate for identified Indexed Interest Strategies. The actual Spread Rate applied may vary between Indexed Interest Strategies and for each Index Segment Interest Period. A Guaranteed Maximum Spread Rate is stated in the Policy Specification Pages for each Indexed Interest Strategy to which it applies.

Sub-Account – A division of the Variable Account corresponding to a different underlying investment option.

Surrender – A withdrawal of Cash Surrender Value from this Policy at your request. A complete Surrender will result in payment to you of any remaining Cash Surrender Value and will terminate all coverage under this Policy and any attached riders. When we refer to a “partial Surrender” it means a withdrawal of a portion of the Cash Surrender Value and does not by itself terminate this Policy.

Sweep Date(s) – The dates on which allocated Net Premium and/or transferred Cash Value are applied to an Indexed Interest Strategy to create a new Index Segment. The Guaranteed Sweep Date Frequency for the Indexed Interest Strategies is stated in the Policy Specification Pages.

Valuation Date – Each day the New York Stock Exchange and our Home Office are open for business, or any other day when there is enough trading in the Sub-Accounts of the Variable Account that the current net asset value of its Accumulation Units might change. If the required information for transactions you request has not been received by the time indicated on the date of your request, then the date used for valuation will be the next day the New York Stock Exchange and our Home Office is open for business.

Valuation Period – The interval of time between a Valuation Date and the next Valuation Date.

Variable Account – One of our separate investment accounts into which Premiums are allocated. We may offer more than one Variable Account under this Policy.

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NWLA-530-NY	Page 6	(2/2020)

GENERAL POLICY PROVISION

Policy References and Headings

Unless the context requires otherwise, the following will apply to the references and headings in this Policy:

1. singular references will also refer to the plural and plural references will also refer to the singular;

2. when we refer to a “provision,” it means the entire contents under a main heading in this Policy; and

3. when we refer to a “section,” it means the entire contents under a sub-heading within a provision.

Non-Participating

This Policy does not participate in our earnings or surplus and does not earn or pay dividends.

Entire Contract

The insurance provided by this Policy is in return for the application and for Premiums paid as required in this Policy. This Policy and a copy of any attached written application, including any attached written supplemental applications, together with any attached amendments, endorsements, or riders, make up the entire contract.

No material misstatement will be used in defense of a claim under this Policy unless it is contained in a written application that is endorsed upon or attached to this Policy.

The laws of the State of New York will govern this Policy.

Applications

All statements made by, or by the authority of the applicant, in an application, are considered representations and not warranties. In issuing this Policy, we have relied on the statements made in the application to be true and complete to the best of your knowledge and belief. Subject to the Incontestability section of this Policy, no such statement will be used to contest this Policy or deny a claim unless that statement is made in an application and is a misrepresentation that is material to our agreement to provide insurance.

In the case of reinstatement, the addition of benefits by rider, an increase of the Specified Amount, or requests for changes in underwriting classification, we rely on the statements made in the respective applications to be true and complete to the best of your knowledge and belief. Subject to the Incontestability section of this Policy, or an attached rider as applicable, no such statement shall be used to contest or deny a claim unless that statement is made in the application to reinstate, add benefits, or increase the Specified Amount and is a misrepresentation material to our agreement to provide or reinstate coverage.

Changes in Policy Cost Factors

The Current Scale of Non-Guaranteed Elements is subject to change based on changes in our expectations as to future experience for Policy cost factors including:

1. investment earnings;

2. mortality experience including claims payments;

3. persistency experience including both lapse and premium;

4. expenses; and

5. taxes, considered for Policy charges and deductions only.

Any review of our expectations for future experience for these Policy cost factors, other than for a change in an interest rate or in one or more Indexed Interest Strategy interest crediting formula parameters that are based entirely on changes in expected investment income and interest rates and/or hedging costs as applicable, will be evaluated against the Current Scale in aggregate for a particular Policy Class. Any element of the Current Scale, including Current Scale charge rates for future Policy Years, may be adjusted regardless of the Policy cost factor for which future expectations have changed.

Any increase in a Current Scale charge or charge rate will not exceed the guaranteed maximum stated in the Policy Specification Pages. Any reduction of a Current Scale interest rate or Indexed Interest Strategy interest crediting formula parameter will not reduce the rate below the guaranteed minimum stated in the Policy Specification Pages.

Changes to the Current Scale percent of Premium charge rate, monthly administrative charge, percent of Sub-Account value charge rate, the monthly per $1,000 of Specified Amount charge rates, and monthly cost of insurance per $1,000 of Net Amount At Risk rates will be on a uniform basis for a Policy Class.

Any changes we make will be determined in accordance with the state law and any procedures required to be kept on file with the New York State Department of Financial Services.

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NWLA-530-NY	Page 7	(2/2020)

Right to Request Reclassification of Rate Type from Tobacco to Non-Tobacco

You have the right to request reclassification of the rate type from Tobacco to Non-Tobacco. Reclassification may result in adverse tax consequences; therefore, you should consult with a tax advisor before requesting reclassification.

You may request a reclassification of the Insured’s rate type from a tobacco rate type to a non-tobacco rate type at any time after the first Policy Anniversary while your Policy is In Force. You must submit a written request and the Insured must have abstained from tobacco use for a period of twelve months or more prior to requesting a rate type reclassification. The current rate type for the Insured is stated in the Policy Specification Pages. The rate type reclassification is subject to our approval and the maximum Attained Age for which we are permitting the rate type reclassification at the time your request is received. We will require submission of evidence of insurability for the Insured satisfactory to us based on our underwriting guidelines in effect at the time of a request.

Approval for the rate type reclassification may include criteria other than tobacco use status and a definition of tobacco use different from the one followed when your Policy was issued. A new two year contestability period will apply from the effective date of the reclassification with respect to the statements made in the application for reclassification. Contestability is limited to any difference in rates as a result of the reclassification. Any evidence of insurability provided in support of tobacco to non-tobacco reclassification shall be attached to and made part of the Policy. We will not assign the Insured a less favorable rate type as a result of receiving any new evidence of insurability provided in support of the requested rate type reclassification. Upon approval of the rate type reclassification, you will be provided with a new set of Policy Specification Pages stating the effective date of the reclassification. After a reclassification, Policy charges will continue to be based on the reclassified Insured’s Issue Age on the original Policy Date.

Alteration or Modification

All changes or agreements related to this Policy must be on official forms signed by our President or Secretary. No agent of Nationwide, medical examiner, or other representative is authorized to accept risks, alter or modify contracts, or waive any of our rights or requirements.

This Policy may be modified or superseded by applicable law. Any change or amendment to the Policy, including one required by applicable law, will not be effective without prior approval by the Superintendent of the New York Department of Financial Services. The Policy Owner’s written consent will be required prior to such a change if it diminishes rights and/or benefits in any manner. Other changes to this Policy may be made only if you and we agree. We will provide you with a copy of any amendment or endorsement or other document modifying this Policy.

Waiver

Our failure to enforce any provision of this Policy in one or more instances shall not be deemed, and may not be construed or relied upon, as a waiver of such provision. Nor shall any waiver or relinquishment of any right or power hereunder in any one or more instance be deemed, and may not be construed or relied upon, as a continuing waiver or relinquishment of that right or power at any other time or times.

Effective Date of Policy Coverage

The effective date of insurance coverage under this Policy is determined in the following manner:

1.	for insurance coverage applied for in the original application and approved by us, the effective date is the Policy Date subject to our receipt of the Minimum Initial Premium;

2.

for increases or other additions to coverage, the effective date is the Policy Monthaversary on or next following the date we approve your supplemental application for insurance, unless you request and we approve a different date; and

3.

in the case of a reinstatement, the effective date is the Policy Monthaversary on or next following the date we approve your application for reinstatement and receive the required Premium, unless you request and we approve a different date.

Policy Termination

All coverage under this Policy will terminate when any of the following events occur:

1.	you request in writing to terminate coverage under this Policy;

2.	the Insured dies;

3.	you elect to receive the Maturity Proceeds on the Maturity Date;

4.	this Policy lapses at the end of a grace period, subject to the Reinstatement section; or

5.	you Surrender this Policy for its Cash Surrender Value.

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NWLA-530-NY	Page 8	(2/2020)

Suicide

We will not pay the Death Benefit Proceeds normally payable on the Insured’s date of death if the Insured commits suicide within two years from:

1.	the Policy Date; or

2.	a date after the Policy Date we approve any applied for increase in Specified Amount requiring evidence of insurability.

In the case of item 1 above, we will pay an amount equal to all Premiums paid prior to the Insured’s death less any Indebtedness or partial Surrenders.

In the case of item 2 above, we will pay the Death Benefit Proceeds attributable to the original Specified Amount that is no longer subject to the two year suicide exclusion. We will not pay the portion of the Death Benefit Proceeds attributable to the approved Specified Amount increase. Instead, the Specified Amount increase will be terminated and we will pay an amount equal to all monthly deductions attributable to the Specified Amount increase, including all expenses deducted for such Specified Amount increase. If a return of Premium is being made under item 1, the total amount returned, including item 2 if applicable, will not exceed the total Premium Paid minus any Indebtedness or partial Surrenders.

We reserve the right under this section to investigate the manner and cause of the Insured’s death.

The initial suicide period for the individual life Policy issued as a conversion from another Nationwide policy is measured from the original policy’s issue date.

Incontestability

We have the right to contest the validity of this Policy based on material misstatements made in the initial application. After this Policy has been In Force for two years from the Policy Date, we will not contest it, as issued on the Policy Date, for any reason.

We also have the right to contest the validity of any Policy change or reinstatement based on material misstatements made in any application for that change or reinstatement. After any requested amendment, endorsement, rider, or Specified Amount increase requiring evidence of insurability has been In Force as part of the Policy for two years from its effective date or a reinstatement date, we will not contest it for any reason.

The initial incontestability period for an individual life Policy issued as a conversion from another Nationwide policy is measured from the original policy’s issue date.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, payments and benefits under this Policy will be adjusted as follows:

1.

if the Insured is alive, all affected Policy values will be adjusted to reflect the monthly deductions and other charges using the correct age and sex of the Insured from the Policy Date to the date of correction. Policy values could be reduced to zero. Future monthly deductions and charges will be based on the correct age and sex; or

2.	if the Insured has died, we will adjust the death benefit. The death benefit will be adjusted according to the formula: (a) multiplied by (b) added to (c) where:

(a)	is the Net Amount At Risk on the date of the Insured’s death;

(b)

is the ratio of the monthly cost of insurance deducted on the Policy Monthaversary immediately preceding the Insured’s death and the monthly cost of insurance that would have been deducted using the correct age/sex on that same Policy Monthaversary; plus

(c)	is the Cash Value on the date of the Insured’s death adjusted to reflect the monthly deductions and other charges using the Insured’s correct age and sex from the Policy Date to the date of death.

Postponement of Payments

Variable Accounts

We have the right to suspend or delay the date of any Surrender, Policy loan, or Death Benefit Proceeds in excess of any minimum death benefits from the Variable Accounts for any period when:

1.	the New York Stock Exchange is closed (except for normal holiday closings);

2.	when trading on the New York Stock Exchange is restricted;

3.

when an emergency exists and as a result the disposal of securities in the Variable Accounts is not reasonably practicable or it is not reasonably practicable to fairly determine the value of the net assets in the Variable Accounts; or

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NWLA-530-NY	Page 9	(2/2020)

4. during any other period when the SEC by order permits a suspension of Surrender for the protection of security holders.

Rules and regulations of the SEC may govern as to whether certain conditions set forth in the preceding paragraphs exist.

General Account

We have the right to delay any Surrender, transfer, or Policy loan from the Fixed Account, and/or Indexed Interest Strategies for a period permitted by law but not longer than six months after either is requested.

For any payment of the Cash Surrender Value (Surrender or partial Surrender), or Policy loan deferred for more than ten working days after our receipt of your written request and any required forms, we will pay interest on these amounts at an annual interest rate no less than the rate paid under any available interest only Settlement option. Interest will be calculated from the date of receipt of your written request and any required forms to the date of payment. Interest will be paid only if it exceeds $25.00.

Assignment

You may assign some or all of your rights under this Policy, except as restricted by applicable law or regulation. Assignments must be made in writing and signed by you. Assignments take effect as of the date signed, unless otherwise specified by you, subject to any payments made or actions taken by us before the assignment is received. An assignment will not be considered received until we have received sufficient and clear written direction from you on how rights under this Policy are to be divided. The interest of a Beneficiary will be subject to the rights of any assignee of record, unless such Beneficiary designation is an irrevocable designation and is made prior to the assignment, in which case the Policy can only be assigned with the irrevocable Beneficiary’s written consent.

We are not responsible for the validity or tax consequences of any assignment or for any payment or other Settlement made prior to our receipt of the assignment.

Instructions

All elections, payment requests, claims, instructions, and/or communications to us must be sent to our Home Office stated on the face page of this Policy and received by us before we can take any action. No instructions are effective until received by us at our Home Office.

Unless we specify otherwise, all instructions under this Policy must be received in writing, signed and dated. We only accept instructions in writing using a traditional hard-copy format, but upon mutual agreement between you and us, we will consent to the acceptance of other methods of delivering instructions such as electronic mail, facsimile, or other appropriate agreed upon formats.

For certain instructions, such as changes in named parties, authorization of third-parties to act on your behalf, requests to terminate coverage, requests for Surrender, requests for a Policy loan, requests to exchange this Policy for another plan of insurance, requests for Settlement, transfers among the Sub-Accounts of the Variable Account, or allocation of future Net Premium, we may require that the request be completed on a form we provide.

Currency

Any money we pay, or that is paid to us, must be in the currency of the United States of America.

Reports

While this Policy is In Force, we will send a report to your last known address at least once every year free of charge. The report will include any other information required by federal and/or state laws and regulations or by the Superintendent of the New York Department of Financial Services.

Projection of Benefits and Values

We will provide a non-guaranteed projection of illustrative future benefits and values under this Policy at any time after the first Policy Anniversary upon your written request. One projection per Policy Year will be provided free of charge. A reasonable service fee may be assessed for additional projections requested during the same Policy Year. If a service fee is charged it will not exceed $25.00 per projection as stated in the Maximum Service Fee in the Policy Specification Pages. Refer to the Service Fee section for additional information.

Internal Revenue Code Life Insurance Qualification Test

This Policy has been designed to satisfy the definition of life insurance for federal income tax purposes under Section 7702 of the Internal Revenue Code, as amended. The life insurance qualification test elected at the time of application is stated in the Policy Specification Pages and will determine the minimum required death benefit and Premium limitations of this Policy. You may not change the life insurance qualification test on or after the Policy Date. We reserve the right to refuse any Premium or decline any change that we reasonably believe would cause your Policy to fail at any time to qualify as life insurance under the applicable tax law.

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NWLA-530-NY	Page 10	(2/2020)

We do not give tax advice, and this section should not be construed to guarantee that your Policy will be treated as life insurance or that the tax treatment of life insurance will never be changed by future actions of any tax authority.

Modified Endowment Contracts

Certain policies may be or become Modified Endowment Contracts (MECs) under Section 7702A of the Internal Revenue Code, as amended. We will notify you if a requested action or Premium payment will result in your Policy becoming a MEC. We will only permit your Policy to become a MEC if you authorize it in writing. Otherwise, the requested action will be rejected and any Premium paid in excess of MEC limits will be refunded within sixty days after the end of the Policy Year, or, if there is a material change, contract year as defined by the Internal Revenue Code, in which it was received.

If your Policy becomes a MEC, you may have adverse income tax consequences at the time of any deduction, Surrender, or loan from the Policy, if the Policy is assigned, or it is later exchanged into another policy. Nationwide and its representatives do not provide tax advice. Please consult your tax advisor to determine any tax implications.

PARTIES AND INTERESTS IN THIS POLICY PROVISION

Nationwide

We are a stock life insurance company organized under the laws of the State of Ohio. In exchange for payment of Premium as required in this Policy, we provide certain benefits, including paying the Death Benefit Proceeds if the Insured dies while this Policy is In Force.

Policy Owner

You are the Policy Owner and may exercise all rights under this Policy while it is In Force. If you die before the Insured, your estate becomes the Policy Owner unless there is a named Contingent Owner or you have directed us otherwise.

You name the other parties with rights and interests in this Policy.

Unless otherwise provided on the Policy application or applicable change of ownership form, if there is more than one Policy Owner, all rights, title and interest in this life insurance Policy will be held jointly with right of survivorship and, all rights, title and interest of any Policy Owner who predeceases the Insured will vest in the surviving Policy Owner or jointly in the surviving Policy Owners, subject to the prior rights of all assignees. The signatures of all Policy Owners, or their legal representatives will be required on any written instructions to exercise Policy rights.

Contingent Owner

You may name a Contingent Owner of this Policy at any time while it is In Force. If you name a Contingent Owner, the Contingent Owner will become the Policy Owner if you die while the Policy is In Force.

The Insured

The Insured is the person upon whose life this Policy is issued. You may not change the Insured.

Beneficiary and Contingent Beneficiary

You may name one or more Beneficiaries and Contingent Beneficiaries. The right to receive payments under this Policy, including the Death Benefit Proceeds, is described in detail in the Policy Benefits and Values Provision.

Unless you direct otherwise, the following will apply:

1.	if more than one Beneficiary survives the Insured, each will share equally in any right to receive the Death Benefit Proceeds;

2.	if no Beneficiary survives the Insured and there is more than one Contingent Beneficiary that survives the Insured, each will share equally in any right to receive the Death Benefit Proceeds; and

3.	if no Beneficiary or Contingent Beneficiary is named or none survives the Insured, then you or your estate is entitled to receive the Death Benefit Proceeds.

Changes of Named Parties and Interests

While this Policy is In Force, you may change the named Beneficiary, Contingent Beneficiary, and Contingent Owner, unless such party was designated irrevocable or as restricted by applicable law or regulation, by providing us proper notice in the proper format. A party designated as irrevocable may only be changed with that party’s written consent.

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NWLA-530-NY	Page 11	(2/2020)

You may also change the Policy Owner, but in doing so you will relinquish all rights under this Policy to the new Policy Owner.

Any change of a party to this Policy will be effective as of the date the instruction is signed by you; however, we are not liable for any actions taken or payments made until the change is received at our Home Office stated on the face page of this Policy.

PREMIUM PAYMENT PROVISION

This Policy provides for flexible Premium payments. Premium payments may be greater or less than the Planned Premium Payment or Death Benefit Guarantee Monthly Premium stated in the Policy Specification Pages.

Payment of additional Premium is not required as long as the Cash Surrender Value is sufficient to cover all monthly deductions, including any monthly cost for elected optional riders, or the requirements of the Death Benefit Guarantee Policy Continuation section are met.

We reserve the right to require satisfactory evidence of insurability before accepting any Premium that would result in an increase of the Net Amount At Risk.

Payments of Premium are subject to the limitations under Section 7702 of the Internal Revenue Code, as amended. We will refuse or refund any Premium that will in our reasonable belief under applicable law would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code.

Premium will no longer be accepted on or after the Policy Anniversary on which the Insured reaches Attained Age 120, except as necessary to keep the Policy In Force. You should consult a qualified tax advisor before the Maturity Date of your Policy. Please refer to the Policy Maturity Date Extension section of this Policy for details.

Initial Premium

The Minimum Initial Premium is stated in the Policy Specification Pages. It must be paid while the Insured is alive. Coverage under this Policy will not become effective until at least the Minimum Initial Premium is paid. If this Policy is in your possession and you have not paid at least the Minimum Initial Premium, your Policy is not In Force.

The actual initial Premium you pay may be, but is not required to be, greater than the Minimum Initial Premium, subject to the limits described above. The initial Premium is applied on the Initial Premium Investment Date. Any due and unpaid monthly deductions between the Policy Date and the Initial Premium Investment Date will be subtracted from the Cash Value at this time. You may pay the initial Premium to us in advance at our Home Office stated on the face page of this Policy or to our authorized agent or representative.

Additional Premium

Payments of Premium after the initial Premium must be at least the Minimum Additional Premium stated in the Policy Specification Pages and may be paid at any time while this Policy is In Force, subject to the limits described above. We reserve the right to refuse Premium that would increase the Net Amount At Risk. All Premium after the initial Premium is payable at our Home Office stated on the face page of this Policy.

Planned Premium

Your planned Premium payment and planned Premium payment frequency are selected by you and tell us the amount of Premium you intend to pay, and how frequently. The Initial Planned Premium Payment and Initial Planned Premium Payment Frequency selected by you at the time of application are stated in the Policy Specification Pages.

You may change the amount and frequency of Premium payments at any time after the first Policy Monthaversary, but those changes will not be reflected in your Policy Specification Pages.

You are not required to pay the planned Premium payment and your Policy may lapse even if you do; however, failure to pay Premium as planned may increase the possibility of Policy lapse.

POLICY CHARGES AND DEDUCTIONS PROVISION

In this provision, we describe all charges we may assess under this Policy. Each charge may include a margin for overall expenses, profit, and the required reserve associated with this Policy.

After the Policy Date, Current Scale charges and charge rates are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the Current Scale charges and charge rates will never exceed your Policy’s guaranteed maximum charges and charge rates. The guaranteed maximum charges or the rates used to determine the Policy charges and deductions and any applicable guaranteed maximum duration of the charge are stated in the Policy Specification Pages.

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NWLA-530-NY	Page 12	(2/2020)

Current Scale charge rates may be expressed as a table and include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases. Those charge rates expressed as a table that include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases are not changes to charge rates as described in the Changes in Policy Cost Factors section of this Policy. The Current Scale, including tables of the Current Scale for future Policy Years, is available upon request according to the terms of the Projection of Benefits and Values section of this Policy.

The Current Scale Policy charges and charge rates and guaranteed maximum Policy charges and charge rates may be affected by changes to this Policy, including Specified Amount increases or decreases, rider additions or deletions, partial Surrenders resulting in Specified Amount decreases, rate type, and death benefit option changes. The new Policy charges and charge rates will apply from the effective date of any change to the Policy. Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage and any applicable changes to the guaranteed maximum Policy charges and charge rates.

Percent of Premium Charge

We deduct a percent of Premium charge from each Premium applied to this Policy. The percent of Premium charge is calculated by multiplying the dollar amount of Premium received by the applicable percent of Premium charge rate .

Percent of Premium charge rates may vary by the length of time since the Policy Date, the Insured’s Issue Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating, the Policy’s Specified Amount and coverage provided by any elected riders, and Premium paid to date.

Current Scale percent of Premium charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section. However, Current Scale percent of Premium charge rates will never exceed the Guaranteed Maximum Percent of Premium Charge Rate(s) stated in the Policy Specification Pages.

Monthly Deductions

The following is a list of the charges deducted from the Cash Value of your Policy on the Policy Date, or Initial Premium Investment Date, and each Policy Monthaversary thereafter while this Policy is In Force. If the first Premium is paid after the Policy Date, we will deduct an amount equal to the monthly deductions due on the Policy Date and each Policy Monthaversary between the Policy Date and the Initial Premium Investment Date on the Initial Premium Investment Date. If a Policy Monthaversary occurs on a date other than a Valuation Date, any charges described in the sections below normally taken on a Policy Monthaversary will be taken on the next Valuation Date.

The monthly deduction for each Policy Monthaversary will be the sum of:

1.	the percent of Sub-Account value charge;

2.	the monthly cost of insurance per $1,000 of Net Amount At Risk charge;

3.	the monthly per $1,000 of Specified Amount charge;

4.	the monthly administrative charge; and

5.	the monthly cost of any elected optional riders.

The charges listed in items 1, 2, 3 and 4 above are detailed in this section. The monthly charges for item 5, any elected optional riders, are described in the respective rider forms.

Except for the percent of Sub-Account value charge, monthly deductions will be taken in the following order, unless Directed Monthly Deductions are elected:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account, not including any Pending Sweep Transactions, until exhausted; then

3.	proportionally from the Pending Sweep Transactions until exhausted; then

4.

from the Index Segment Maturity Value of any Index Segments the Index Segment Maturity Dates of which coincide with date of the monthly deduction, successively until they are exhausted in the order for Indexed Interest Strategies stated in the Policy Specification Pages if more than one Indexed Interest Strategy is offered; then from the Indexed Interest Strategies in the order stated in the Indexed Interest Strategy Options section of the Policy Specification Pages if more than one Indexed Interest Strategy is offered; and

5.

within an Indexed Interest Strategy, first from the most recently created Index Segment until it is exhausted, then the next most recently created Index Segment, successively until all Index Segments of that Indexed Interest Strategy are exhausted.

The percent of Sub-Account value charge is only deducted from Cash Value allocated to the Variable Account and is deducted proportionally from each Sub-Account in which you are invested, unless Directed Monthly Deductions are elected.

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NWLA-530-NY	Page 13	(2/2020)

Amounts deducted from an Index Segment during an Index Segment Interest Period to pay monthly deductions and other Policy charges will not receive any Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts deducted from an Index Segment on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day, but will not receive Index Segment Interest for any subsequent Index Segment Interest Period.

Percent of Sub-Account Value Charge

This charge is calculated by multiplying Cash Value in the Variable Account by the applicable percent of Sub-Account value charge rate.

The Current Scale percent of Sub-Account value charge rate may vary by the amount of Cash Value allocated to the Sub-Accounts in the Variable Account and the length of time the Policy has been In Force.

The Current Scale percent of Sub-Account value charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section. However, Current Scale percent of Sub-Account value charge rates will never exceed the Guaranteed Percent of Sub-Account Value Charge Rate stated in the Policy Specification Pages.

Monthly Cost of Insurance Per $1,000 of Net Amount At Risk Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Separate cost of insurance rates are used to calculate the monthly cost of insurance for each segment of coverage.

The monthly cost of insurance per $1,000 of Net Amount At Risk charge for each segment of coverage is calculated by multiplying its associated Net Amount At Risk by the applicable cost of insurance rate and dividing the result by $1,000. It is possible for different rate classes, rate types, rate class multiples, and any monthly flat extra ratings to apply to the initial Specified Amount and each increase in Specified Amount. A description of how the Net Amount At Risk is allocated among the initial Specified Amount and each increase in Specified Amount is provided in the Net Amount At Risk section.

The monthly cost of insurance per $1,000 of Net Amount At Risk charge rates for each segment of coverage may vary by the Insured’s Issue Age, Attained Age, sex, the most recent rate class, rate type, rate class multiple and any monthly flat extra rating for each segment of coverage, death benefit option in effect, Cash Value, length of time since the Policy Date or effective date of a Specified Amount increase, and the base Policy’s total Specified Amount at the time the charge is assessed.

Current Scale monthly cost of insurance per $1,000 of Net Amount At Risk charge rates are determined by us. Current Scale monthly cost of insurance rates may be expressed as a table and include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases. Current Scale monthly cost of insurance rates expressed as a table that includes charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases are not changes to the Current Scale as described in the Changes in Policy Cost Factors section of this Policy. A table of Current Scale monthly cost of insurance charge rates for future Policy Years is available upon request according to the terms of the Projection of Benefits and Values section of this Policy.

Current Scale monthly cost of insurance rates are also subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, Current Scale monthly cost of insurance rates will never exceed the maximum rates applicable to each segment of coverage stated in a Table of Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000 of Net Amount At Risk in the Policy Specification Pages. Policy Specification Pages will be issued with an additional table of rates for each Specified Amount increase.

Net Amount At Risk

Each segment of coverage will have a separate Net Amount At Risk. On any Policy Monthaversary, the Net Amount At Risk for a segment of coverage is the death benefit for that segment of coverage minus the Cash Value attributed to that segment of coverage on that Policy Monthaversary before deduction of the Policy and rider monthly cost of insurance charges based on Net Amount At Risk, but after deduction of monthly charges for any other riders and any other charges. On any other day, the Net Amount At Risk is the death benefit for a segment of coverage, minus the Cash Value attributed to that segment of coverage. For purposes of calculating the Net Amount At Risk:

1.	the death benefit is determined as if the Insured had died on the date of calculation;

2.

the Cash Value will first be attributed to the base Policy’s Specified Amount segment of coverage in effect on the Policy Date. If Cash Value exceeds the death benefit associated with the initial Specified Amount, described in item 3 it will then be considered a part of any Specified Amount increase segments of coverage in the order the increases became effective;

3.	the death benefit will be attributed to segments of coverage as follows:

a.	Death Benefit Option 1 – the death benefit is allocated proportionally among the base Policy segments of coverage based on the percentage of the base Policy’s Specified Amount each represents;

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NWLA-530-NY	Page 14	(2/2020)

b.	Death Benefit Option 2 – the death benefit is allocated as follows:

i.	to the Specified Amount segment of coverage in effect on the Policy Date in an amount equal to: the greater of that Specified Amount; or that Specified Amount plus the Policy’s Cash Value;

ii.	to all other base Policy Specified Amount increase segments in an amount equal to each increase respectively; then

iii.	to all base Policy Specified Amount segments of coverage proportionally based on the percentage of the base Policy Specified Amount each segment represents.

Monthly Per $1,000 of Specified Amount Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Separate monthly per $1,000 of Specified Amount charge rates are used to calculate the monthly per $1,000 of Specified Amount charges for each segment of coverage.

The monthly per $1,000 of Specified Amount charge is calculated by multiplying the original Specified Amount of each segment of coverage by the applicable rate determined by us, divided by $1,000. Decreasing a segment of coverage will not decrease the applicable monthly per $1,000 of Specified Amount charge.

The monthly per $1,000 of Specified Amount charge rates for each segment of coverage may vary by the length of time since the Policy Date, the Insured’s Issue Age, sex, rate class, rate type, rate class multiple and any monthly flat extra rating, death benefit option in effect, the base Policy’s total Specified Amount, and the segment’s Specified Amount on the date the segment of coverage becomes effective. Decreasing a segment of coverage will not decrease the monthly per $1,000 of Specified Amount charge.

Current Scale monthly per $1,000 of Specified Amount charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section. However, Current Scale monthly per $1,000 of Specified Amount charge rates will never exceed the applicable Guaranteed Maximum Monthly Per $1,000 of Specified Amount Charge Rates stated in the Policy Specification Pages.

Monthly Administrative Charge

This charge is expressed as a dollar amount.

The Current Scale monthly administrative charge is determined by us and is subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the Current Scale monthly administrative charge will never exceed the Guaranteed Maximum Monthly Administrative Charge stated in the Policy Specification Pages.

Surrender Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Surrender charges are calculated separately for each segment of coverage, except increases due to a change of death benefit option. The Surrender charge for each segment of coverage may vary by the Insured’s Attained Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating, and the segment’s Specified Amount on the Policy Date or date an increase segment becomes effective, and length of time a segment has been in effect. The Guaranteed Maximum Surrender Charge Table in the Policy Specification Pages shows the guaranteed maximum Surrender charge, assuming a full Surrender, for the segment of coverage based on the length of time it has been in effect. An additional table will be provided for each Specified Amount increase.

For purposes of determining the applicable Surrender charge, requested Specified Amount decreases are treated as coming from the most recent Specified Amount increase first, then from the next most recent Specified Amount increase, and so forth. The Specified Amount in effect on the Policy Date is reduced last. The applicable Surrender charge is deducted from the Cash Value of your Policy at the time any of the following occur:

1.	a lapse or a complete Surrender of the Policy; or

2.	a requested decrease of the Specified Amount.

No Surrender charge is deducted at the time of a death benefit option change or a partial Surrender even if the death benefit option change or the partial Surrender of a segment of coverage under the Policy results in the decrease of one or more segments of the Specified Amount. Surrender charges attributable to Specified Amount decreases resulting from partial Surrenders and/or death benefit option changes are deferred and continue to reduce over time. If the Policy is subsequently terminated by a complete Surrender or lapse, the full Surrender charge in effect at that time, including any deferred amounts, will be deducted.

In the event of a lapse or complete Surrender of the Policy the Surrender charge will be the sum of the Surrender charges in effect for each respective segment in the Policy Year in which it occurs, including any deferred Surrender charge resulting from partial Surrenders and/or death benefit option changes.

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NWLA-530-NY	Page 15	(2/2020)

For partial decreases of the Specified Amount, the Surrender charge for each impacted segment, respectively, is equal to:

1.	the original Surrender charge in effect for a segment for the Policy Year in which the partial decrease occurs; multiplied by,

2.	the decrease in that segment’s Specified Amount divided by the segment’s Specified Amount on the date it became effective, i.e. without regard to any prior increases or decreases.

The Surrender charge for a requested partial decrease of the Specified Amount will be deducted from the Cash Value in the same order as described in the Monthly Deductions section.

Surrender charges are determined so that no part of the Surrender charge is assessed more than once.

Policy Loan Interest Charge

Loan interest is charged on Indebtedness. Loan interest charged is transferred from the unloaned portion of the Cash Value to the Policy Loan Account in the same order as described in the Monthly Deductions section. Current Scale loan interest charged rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, Current Scale loan interest charged rates will never exceed the Guaranteed Maximum Loan Interest Charged Rate stated in the Policy Specification Pages.

Capped Indexed Interest Strategy Charge

We may assess a charge at the time an Index Segment is created in an indexed Interest Strategy that uses a Cap Rate to calculate interest. If assessed, the capped Indexed Interest Strategy charge is calculated by multiplying the dollar amount of Cash Value being applied to the Indexed Interest Strategy by the applicable capped Indexed Interest Strategy charge rate. The charge will be deducted from the Net Premium or Cash Value being applied to the Index Segment.

Capped Indexed Interest Strategy charge rates may vary by Indexed Interest Strategy and date on which an Index Segment was created.

Current Scale capped Indexed Interest Strategy charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, Current Scale capped Indexed Interest Strategy charge rates will never exceed the Guaranteed Maximum Capped Indexed Interest Strategy Charge Rate stated in the Policy Specification Pages.

Partial Surrender Fee

We may assess a partial Surrender fee. If assessed, the partial Surrender fee will be deducted from the partial Surrender amount requested. Partial Surrender fees are determined by us. However, any partial Surrender fee assessed will not exceed the Maximum Partial Surrender Fee stated in the Policy Specification Pages.

Service Fees

We may assess a fee to cover the administrative cost of providing services including but not limited to processing duplicate Policy requests, Policy loans, and requests for projections of benefits and values, statements, and reports. Service fees must be paid at the time the service is requested, they will not be deducted from the Policy. Service fees are determined by us. However, any service fee will not exceed the Maximum Service Fee stated in the Policy Specification Pages.

POLICY COVERAGE, POLICY CONTINUATION, GRACE PERIOD,

LAPSE AND REINSTATEMENT PROVISION

Policy Coverage

This Policy remains In Force as long as the Cash Surrender Value on a Policy Monthaversary is sufficient to cover the monthly deductions and other charges we assess. Otherwise, your Policy will lapse, subject to the Policy Continuation section and the Grace Period section.

Policy Continuation

Insurance coverage under your Policy and any benefits provided by any elected optional riders will be continued In Force as long as one of the following conditions is met:

1.	the Cash Surrender Value of your Policy on each Policy Monthaversary is sufficient to pay the charges listed in the Monthly Deduction section of the Policy Charges and Deductions Provision;

2.	the requirements of the Death Benefit Guarantee Policy Continuation section is met; or

3.	the Policy is in a grace period.

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NWLA-530-NY	Page 16	(2/2020)

If Premium payments are not made and the requirements of 1 or 2 above are not met, your Policy will enter a grace period. If the Premium requirements described in the Grace Period section are not met during the grace period, your Policy will lapse and all coverage will end, subject to the Reinstatement section.

This section will not continue your Policy beyond the Maturity Date, date of a lapse, nor continue any rider beyond the date of its termination, as provided in such rider.

The Planned Premium stated in the Policy Specification Pages may not continue the Policy In Force until the Maturity Date even if this amount is paid as scheduled and no further Policy changes take place. The period for which the Policy will continue will depend on:

1.	the amount, timing, and frequency of Premium payments;

2.	changes in the Specified Amount and death benefit options;

3.	changes in interest credits and insurance and expense costs;

4.	changes in the deductions for riders, if any; and

5.	partial Surrenders and loans.

Death Benefit Guarantee Policy Continuation

If the Cash Surrender Value of your Policy is not sufficient to pay the monthly deductions described in the Policy Charges and Deductions Provision on any Policy Monthaversary, your Policy will not enter a grace period or lapse if the following requirements are met:

1.	the Policy is within the Death Benefit Guarantee Period stated in the Policy Specification Pages; and

2.	(a) is greater than or equal to (b) where:

(a) is the sum of all Premiums paid to date; minus

i. any partial Surrenders, including any partial Surrender fees;

ii. any returned Premium;

iii. and any Indebtedness; and

(b) is the sum of the death benefit guarantee monthly premium in effect for each respective month completed since the Policy Date through the current Policy Monthaversary, including any period of lapse.

If (a) is less than (b), or the death benefit guarantee period has ended, the benefit provided under this section is not in effect and will not prevent this Policy from entering a grace period or lapsing.

The current Death Benefit Guarantee Monthly Premium is stated in the Policy Specification Pages. The death benefit guarantee monthly premium is only used for purposes of this section. You are not required to make any scheduled Premium payments. However, your Policy may lapse if you do not pay sufficient Premium to cover the monthly deductions and other Policy charges or meet the requirements of this section.

The death benefit guarantee monthly premium may be affected by changes in your Policy. A new death benefit guarantee monthly premium will apply from the effective date of certain changes to this Policy including requested Specified Amount increases, rider additions and coverage increases. However, the death benefit guarantee monthly premium is not changed for Specified Amount decreases, rider terminations or coverage decreases, partial Surrenders, or death benefit option changes resulting in Specified Amount increases or decreases. Changes to the Policy do not cause the death benefit guarantee period to begin again. If your Policy is being kept In Force by this Death Benefit Guarantee Policy Continuation section, the Cash Surrender Value may become negative. It may grow more negative over time as monthly deductions continue to be accrued. As a consequence, the Cash Surrender Value at the end of the death benefit guarantee period may be insufficient to keep the Policy In Force unless additional Premium is paid.

If the Insured dies during the Death Benefit Guarantee Period while the Cash Surrender Value is negative:

1.	if death benefit option 1 is in effect, the death benefit is calculated without regard to any negative Cash Surrender Value; and

2.	if death benefit option 2 is in effect, the Cash Surrender Value element of the death benefit calculation is floored at zero.

If your Policy lapses during the death benefit guarantee period and is subsequently reinstated, the Death Benefit Guarantee Policy Continuation feature will also be reinstated, but only if the reinstatement occurs within the death benefit guarantee period.

If the Policy is in the Death Benefit Guarantee Period, you must pay sufficient Premium to keep the Policy In Force for three months from the date of reinstatement or pay sufficient Premium to make the sum of all Premiums paid to date, including the initial Premium, minus any Indebtedness and any partial Surrenders, greater than the sum of Death Benefit Guarantee Monthly Premium due since the Policy Date, including such Premium for the current Monthaversary.

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The Surrender charge will be determined according to the Surrender charge schedule in the Policy Specification Pages based on the then current Policy Year.

Grace Period

If the Cash Surrender Value on a Policy Monthaversary is not sufficient to cover the current monthly deduction and other charges described in the Policy Charges and Deductions Provision, and the requirements of the Death Benefit Guarantee Policy Continuation section are not met, this Policy will enter a grace period.

When this Policy enters a grace period, we will send a notice to your last known address and any assignee of record informing you of the Policy’s lapse pending status and the amount of Premium you must pay to keep this Policy In Force. If your Policy enters a grace period during the Death Benefit Guarantee Period, the lapse pending notice we send you will include the Premium amount required to maintain your Policy under the Death Benefit Guarantee Policy Continuation section as well as the amount required by the Grace Period section.

A grace period will last sixty-one days from the later of the Policy Monthaversary on which the Cash Surrender Value became insufficient and the requirements of the Death Benefit Guarantee Policy Continuation section is not met or the date we mail you the notice. Notice will be sent within thirty days after the Policy Monthaversary on which the Cash Surrender Value became insufficient and the requirements of the Death Benefit Guarantee Policy Continuation section is not met. At least thirty days prior to the end of a grace period, we will send a second reminder notice. During the grace period, this Policy will continue In Force.

You may prevent this Policy from lapsing by paying sufficient Net Premium to cover the lesser of:

1.

the current monthly deductions and other Policy charges due during the grace period, plus any amount necessary to increase the Cash Surrender Value to zero, plus an amount sufficient to keep the Policy In Force for three additional months from the date the Policy entered the grace period; or

2.	Premium sufficient to meet the requirements of the Death Benefit Guarantee section, if applicable.

You will have the entire grace period to pay the required Premium. Payments submitted by U.S. mail must be postmarked within the grace period.

If the Insured dies during a grace period, we will pay the Death Benefit Proceeds, subject to the Incontestability, Suicide, and Misstatement of Age or Sex sections of the General Policy Provision and the Death Benefit Proceeds section of the Policy Benefits and Values Provision. We will deduct from the Death Benefit Proceeds the portion of any unpaid Premium applicable to the period ending with the last day of the Policy month in which the Insured died. The Death Benefit Proceeds will also include a refund of any Premium amounts paid beyond the end of the Policy month in which the Insured died, provided the Premium amounts were paid pursuant to this Grace Period section.

Lapse

If you do not pay at least the required Premium payment amount by the end of a grace period, this Policy will lapse. If your Policy lapses, any applicable surrender charge will be deducted from the Policy’s Cash Value. When a lapse occurs, all coverage under this Policy and any elected optional riders will terminate, subject to the Reinstatement section.

Reinstatement

If your Policy lapses at the end of a grace period, it may be reinstated subject to all of the following:

1.	it has not been Surrendered for its Cash Surrender Value;

2.	the reinstatement request is in writing and received by us within three years after the end of the most recent grace period and prior to the Maturity Date;

3.	we will require you to provide new evidence of insurability satisfactory to us that the Insured is insurable in the same rate class and rate type as when the Policy was issued;

4.	your Policy either:

a.	is reinstated during the Death Benefit Guarantee Period and you pay Net Premium equal to the lesser of:

i.	the amount required to satisfy the Death Benefit Guarantee Policy Continuation section, plus Premium sufficient to keep your Policy In Force for three months from the date of reinstatement; and

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NWLA-530-NY	Page 18	(2/2020)

ii.

an amount sufficient to cover all current monthly deductions that were due and unpaid during the grace period and any additional amounts needed to increase the Cash Surrender Value, minus any Indebtedness and any surrender charge, to zero plus Premium sufficient to keep your Policy In Force for three months from the date of reinstatement; or

b.

is reinstated after the Death Benefit Guarantee Period and you pay an amount of Net Premium sufficient to cover all current monthly deductions that were due and unpaid during the grace period and any additional amounts needed to increase the Cash Surrender Value, minus any Indebtedness and any surrender charge, to zero plus Premium sufficient to keep your Policy In Force for three months from the date of reinstatement;

5.	you repay or reinstate any Indebtedness against your Policy that existed at the end of the grace period.

You may, but are not required to, pay more than the minimum Premium amount required for reinstatement. Unless you request otherwise, all amounts will be allocated based on your most recent allocation instructions in effect at the time of Lapse.

The effective date of a reinstated Policy will be the Policy Monthaversary on or next following the date we approve the application for reinstatement and receive the required Premium.

When your Policy is reinstated, a new two-year contestable period will apply with respect to any material misstatements you make in the application for reinstatement. After this Policy is In Force for two years from a reinstatement date, we will not contest it for any reason.

The Cash Value on the date of reinstatement, but prior to applying any Premium or Policy loan repayments, will equal the lesser of:

1.	the Cash Value at the end of the most recent grace period; or

2.

the amount of any reinstated Indebtedness at the end of the grace period, plus the applicable surrender charge stated in the Policy Specification Pages for the Policy Year in which your Policy is reinstated.

All reinstated Cash Value in excess of reinstated Indebtedness attributable to reinstated Policy loans is treated as Net Premium. Cash Value equal to any reinstated Indebtedness will be applied to the Policy Loan Account.

Current charges and charges past due from the most recent grace period will be deducted upon application of the Premium paid to reinstate your Policy. No interest will be charged on any Indebtedness during the period of lapse.

The surrender charge for your Policy will continue to be based on the Policy Date and the effective dates of any Specified Amount increases.

VARIABLE ACCOUNT PROVISION

About the Variable Account

We may make one or more Variable Accounts available under this Policy.

We established the Variable Account as a segregated investment account under the laws of the State of Ohio and the laws of the State of New York. The assets of the Variable Account are our property, but are not charged with the liabilities from any of our other businesses. We maintain assets that are at least equal to the reserves and other liabilities of the Variable Account and we may transfer assets exceeding the reserves and other liabilities of the Variable Account to our General Account. Variable Account assets shall be used to fund only variable policy benefits. Although assets in the Variable Account are our property, we are obligated under this Policy to make payments to you.

Income, gains and losses of the Variable Account reflect its own investment experience and not ours.

The Sub-Accounts

The Variable Account may be divided into one or more Sub-Accounts. The Sub-Accounts invest in various underlying investment options. The underlying investment options typically include registered mutual funds but may include other types of investment options permitted by the Variable Account and applicable law.

Underlying investment options available in the Variable Account are not publicly traded investment options or mutual funds, but we may offer publicly traded funds in certain contexts as long as it does not have an adverse impact on the tax treatment of this Policy.

You may allocate Net Premium to any of the available Sub-Accounts, but you will be subject to any terms or conditions established by the corresponding underlying investment option in which the Sub-Account invests.

Cash Value in the Variable Account

The Cash Value of this Policy attributable to your interest in the Variable Account is determined on each Valuation Date.

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NWLA-530-NY	Page 19	(2/2020)

The Cash Value of this Policy attributable to the Variable Account on the Initial Premium Investment Date is equal to the portion of the initial Net Premium allocated to the Sub-Accounts minus monthly deductions and other Policy charges we assess.

The Cash Value of this Policy attributable to the Variable Account on each subsequent Valuation Date is equal to the number of Accumulation Units of each Sub-Account owned under your Policy on the current Valuation Date multiplied by each Sub-Account’s Accumulation Unit value.

Number of Accumulation Units

The number of Accumulation Units owned in a Sub-Account under your Policy is determined as follows:

1.	the number of Accumulation Units owned in the Sub-Account on the preceding Valuation Date; plus

2.	any Accumulation Units purchased by Net Premium or transfers of Cash Value to the Sub-Account on the current Valuation Date; minus

3.	any Accumulation Units cancelled by Surrenders or transfers out of the Sub-Account on the current Valuation Date; minus

4.	any Accumulation Units cancelled by monthly deductions and other charges that are due on the current Valuation Date and assessed against the Sub-Account.

The number of Accumulation Units purchased or cancelled on a Valuation Date is determined by:

1.	taking the dollar value of the purchase or cancellation; and

2.	dividing it by the Accumulation Unit value of the Sub-Account on that Valuation Date.

Accumulation Units of a Sub-Account are purchased on a given Valuation Date by Net Premium allocations or transfers of Cash Value into the Sub-Account. Accumulation Units of a Sub-Account on a given Valuation Date are cancelled by any Surrenders, Policy loans, and or transfers to other Sub-Accounts, the Fixed Account, Indexed Interest Strategies, or monthly deductions and other charges described in the Policy Charges and Deductions Provision.

Determining the Accumulation Unit Value of a Sub-Account

Charges assessed by the underlying investment options are deducted each Valuation Date from their net asset value before calculating the Accumulation Unit value.

When a Sub-Account is established, the Accumulation Unit value is initially set at $10 per unit. The Accumulation Unit value of the Sub-Account fluctuates based on the investment performance of the corresponding underlying investment option. Investment experience is not tied to the number of Accumulation Units, but the value of the Accumulation Units.

On each day after a Sub-Account is established, the investment performance of a Sub-Account is determined by the net investment factor. The net investment factor is calculated as follows:

1.

the net asset value of the underlying investment option corresponding to the Sub-Account, plus any dividend or income distributions made by such underlying investment option plus or minus any per share charge for taxes reserved as determined by us based on the operation of the Sub-Account, for the current Valuation Date; divided by

2.	the net asset value of the underlying investment option determined as of the preceding Valuation Date.

When the net investment factor is multiplied by the preceding Valuation Date’s Accumulation Unit value, the result is the current Valuation Date’s Accumulation Unit value. If the net investment factor is greater than one, the Accumulation Unit value increases. If the net investment factor is less than one, the Accumulation Unit value decreases.

Substitution of Securities

If an underlying investment option is no longer available for investment by the Variable Account or if, in the judgment of our management, further investment in such underlying investment option would be inappropriate in view of the purposes of this Policy, we may substitute another comparable underlying investment option for an underlying investment option already purchased or to be purchased in the future under this Policy.

In the event of a substitution or change, we may make changes to this Policy and other policies of this class as may be necessary to reflect the substitution or change. Nothing contained in this Policy will prevent the Variable Account from purchasing other securities for other series or classes of policies or from effecting a conversion between series or classes of contracts on the basis of requests made individually by owners of such policies.

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NWLA-530-NY	Page 20	(2/2020)

Changes of Investment Policy

We may materially change the investment policy of a Variable Account. We will obtain all necessary regulatory approvals and notify you of the change and your options. If you object, you may exchange this Policy for a substantially comparable flexible premium General Account life insurance policy on the life of the Insured offered by us at the time. The exchange will be effective on the date we receive your request. You have until the later of sixty days from the date the investment policy changes or sixty days from when we send you notification of your available options to make this exchange. We will not require evidence of insurability for this exchange.

The new policy will not be affected by the investment experience of any Variable Account. The new policy will be for an amount of insurance not exceeding this Policy’s Specified Amount on the date of exchange.

GENERAL ACCOUNT PROVISION

We offer two types of interest crediting options funded by our General Account, the Fixed Account and one or more Indexed Interest Strategies.

The Cash Value of this Policy attributable to the General Account on the Initial Premium Investment Date is equal to the portion of the initial Net Premium allocated to the interest crediting options minus any monthly deductions and other Policy charges assessed.

The Fixed Account

Determining the Fixed Account Value

The Fixed Account value is zero unless some or all of the Net Premium is allocated and/or Cash Value is transferred to the Fixed Account, subject to the Allocations and Transfers Provision.

The Cash Value in the Fixed Account on each Valuation Date is equal to:

1.	the Cash Value in the Fixed Account on the preceding Valuation Date; plus

2.	any interest credited to the Fixed Account during the current Valuation Period; plus

3.	any Net Premiums allocated to and/or Cash Value transferred to the Fixed Account during the current Valuation Period; minus

4.	any amounts transferred from the Fixed Account during the current Valuation Period; minus

5.	the portion of any monthly deductions which are due and charged to the Fixed Account during the current Valuation Period; minus

6.	any partial Surrender amounts allocated to the Fixed Account during the current Valuation Period.

Any Net Premium allocated to and/or Cash Value transferred to the Fixed Account will be credited interest daily, based on the Fixed Account interest crediting rate. Current Scale Fixed Account interest crediting rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the Current Scale Fixed Account interest crediting rate will never be lower than the Fixed Account’s Guaranteed Minimum Interest Crediting Rate stated in the Policy Specification Pages. Interest in excess of the guaranteed minimum rate may be credited, no less frequently than annually, and is nonforfeitable. The Current Scale interest rate in effect at the time Net Premium is allocated to and/or Cash Value is transferred to the Fixed Account will be guaranteed through the end of the calendar quarter in which it was made. Thereafter, any excess interest rates declared will be guaranteed for the following three months.

The Indexed Interest Strategies

Determining the Indexed Interest Strategies Value

The value of the Indexed Interest Strategies is zero unless some or all of the Net Premium is allocated to and/or Cash Value is transferred to an Indexed Interest Strategy on a Sweep Date to create a new Index Segment within that Indexed Interest Strategy, subject to the Allocations and Transfers Provision. The Guaranteed Sweep Date Frequency is stated in the Policy Specification Pages. We may offer more frequent Sweep Dates, and the Sweep Date Frequency can be different for each Indexed Interest Strategy.

Any Net Premium allocated and/or Cash Value transferred to an Index Segment will be credited applicable Index Segment Interest on its Index Segment Interest Crediting Dates. The Reference Index, Guaranteed Minimum Participation Rate, Guaranteed Minimum Cap Rate, if applicable, Guaranteed Minimum Floor Rate, Guaranteed Maximum Spread Rate if applicable, Index Segment Interest Crediting Dates, and method of calculating Index Segment Interest associated with the Indexed Interest Strategy to which an Index Segment belongs are stated in the Policy Specification Pages. When interest above the applicable Floor Rate is credited, no less frequently than the applicable Index Segment Term stated in the Policy Specification Pages, it is nonforfeitable.

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NWLA-530-NY	Page 21	(2/2020)

Each Index Segment will have its own Current Scale Participation Rate, Cap Rate, if applicable, Floor Rate, and Spread Rate, if applicable, in effect for each Index Segment Interest Period during the Index Segment Term. The Current Scale rates applicable to an Index Segment are determined by us and may vary based on market conditions and our costs associated with guaranteeing these Current Scale rates for an Index Segment Interest Period. These Current Scale rates are also subject to change for new Index Segments as described in the Changes in Policy Cost Factors section of this Policy. However, these Current Scale rates will never be higher or lower than the applicable guaranteed maximum or minimum rates stated in the Policy Specification Pages. Information regarding upcoming Sweep Dates, current Participation Rates, Cap Rates, if applicable, Floor Rates, and Spread Rates, if applicable, are available upon request using our contact information on the face page of this Policy.

On each day the Cash Value of the Indexed Interest Strategies is equal to:

1.	the Cash Value in the Index Segments of each Indexed Interest Strategy on the Valuation Date; plus

2.	any Index Segment Interest credited to the Index Segments at the applicable rate during the current Valuation Period; plus

3.	any Net Premiums or other amounts allocated or transferred to the Indexed Interest Strategies during the current Valuation Period; minus

4.	any Indexed Interest Strategy charge assessed during the current Valuation Period; minus

5.	any amounts transferred from the Index Segments to the Policy Loan Account during the current Valuation Period; minus

6.	any monthly deductions and other charges that are due and deducted from the Index Segments during the current Valuation Period; minus

7.	any partial Surrender taken from the Index Segments during the current Valuation Period.

Amounts deducted to pay monthly deductions or other Policy charges will not receive Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts withdrawn or transferred from an Index Segment during an Index Segment Interest Period for full or partial Surrenders or Policy Loan Account (including due and unpaid Policy loan interest charged), will receive interest at the Guaranteed Minimum Floor Rate for the applicable Indexed Interest Strategy up to the date of the withdrawal or transfer. Amounts withdrawn on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day.

Discontinuation of an Index Due to Unavailability or Substantial Change

We may discontinue any Reference Index that becomes unavailable (e.g. is no longer published), or the calculation of which is substantially changed. If this occurs, we may substitute a comparable Reference Index subject to approval by the Superintendent of the New York Department of Financial Services. Before a substitute Reference Index is used, we will provide written notification to the Policy Owner and any assignee.

However, where an Indexed Interest Strategy utilizes more than one Reference Index, we may adjust the method of calculating Index Segment Interest as described in the Policy Specification Pages rather than substituting a comparable index.

Indexed Interest Strategy Availability

From time to time, Nationwide may offer new Indexed Interest Strategies. The Reference Index, Guaranteed Minimum Participation Rate, Guaranteed Minimum Cap Rate, Guaranteed Minimum Floor Rate, Index Segment Interest Crediting Dates, and method of calculating Index Segment Interest associated with the Indexed Interest Strategy to which an Index Segment belongs will be stated in reissued Policy Specification Pages. We may also close one or more of the Indexed Interest Strategies to allocations of Net Premium, Policy loan repayments, reallocations of Index Segment Maturity Value, and transfers from the Sub-Accounts in the Variable Account or Fixed Account at any time. Any existing Index Segments in a closed Indexed Interest Strategy will be permitted to continue until the end of the applicable Index Segment Term. Before an Indexed Interest Strategy is closed, we will provide written notification to you and any assignee.

If an Indexed Interest Strategy becomes unavailable, any Pending Sweep Transactions, Net Premium allocations, or Index Segment Maturity Value that would otherwise be applied to the unavailable Indexed Interest Strategy, will not be applied but instead will be held in a money market Sub-Account until new instructions are received. There will always be at least one Indexed Interest Strategy available.

ALLOCATIONS AND TRANSFERS PROVISION

In addition to allocating your Net Premium to one or more Sub-Accounts in the Variable Account, you may also direct all or part of your Net Premium into one or more interest crediting options, subject to the conditions described in the Allocations and Transfers Provision.

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NWLA-530-NY	Page 22	(2/2020)

Allocation and transfer instructions must be stated in non-fractional percentages, for example, 10% but not 10.4%. Allocations among the Sub-Accounts in the Variable Account, the Fixed Account, and/or the Indexed Interest Strategies, must add up to 100%.

Allocations

Generally

You may allocate Net Premium to one or more Sub-Accounts in the Variable Account and to one or more General Account options, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy.

You may change how future Net Premium will be allocated at any time while this Policy is In Force by notifying us in writing at our Home Office.

Indexed Interest Strategies

Net Premium allocated to the Indexed Interest Strategies will be applied to the Fixed Account as a Pending Sweep Transaction on the day on which it is received. On the applicable Sweep Date, Pending Sweep Transactions minus any monthly deductions and other Policy charges assessed, partial Surrenders, and/or amounts transferred to the Policy Loan Account, will be transferred to the Indexed Interest Strategies according to the instructions in effect when the Premium was received, unless changed by any transfer requests received in the meantime.

Transfers

Right to Transfer Cash Value

You may transfer Cash Value to and from the Sub-Accounts in the Variable Account and the Fixed Account without penalty, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy. Cash Value may also be transferred to the Indexed Interest Strategies; however, transfers out of the Indexed Interest Strategies are not permitted. Our failure to exercise our rights, or to take action in any one or more instances, with respect to these restrictions under this section are not a waiver of our rights.

Transfers to the Indexed Interest Strategies

Cash Value transferred to the Indexed Interest Strategies will be applied to the Fixed Account as a Pending Sweep Transaction on the day on which it is received. On the applicable Sweep Date, Pending Sweep Transactions minus any monthly deductions and other Policy charges assessed, partial Surrenders, and/or amounts transferred to the Policy Loan Account, will be transferred to the Indexed Interest Strategies according to the instructions in effect when the transfer was requested, unless changed by any transfer requests received in the meantime.

Index Segment Maturity Value

On Index Segment Maturity Dates, the Index Segment Maturity Value in excess of any amount required to satisfy monthly deductions and other Policy charges assessed, partial Surrenders, and/or amounts transferred to the Policy Loan Account will be transferred to Sub-Accounts in the Variable Account, the Fixed Account, and/or the Indexed Interest Strategies according to your then current instructions for Index Segment Maturity Value, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy.

Any Index Segment Maturity Value that cannot be applied to the Fixed Account due to applicable transfer restrictions, will be held in a money market Sub-Account until any new instructions are received. You may change your instructions for future transfers of Index Segment Maturity Value at any time while this Policy is In Force by notifying us in writing at our Home Office. If you have not provided specific instructions for transfer of Index Segment Maturity Value, it will be applied to create a new Index Segment in the same Indexed Interest Strategy from which it matured.

Allocation and Transfer Restrictions

Variable Account Restrictions

Generally, we permit transfers of Cash Value among the Sub-Accounts in the Variable Account to be executed once per Valuation Date, but there are certain transfer restrictions or fees that may be imposed by the underlying investment options to which you will be subject.

We may refuse, limit or restrict transfer requests, or take any other reasonable action we deem necessary with regard to certain Sub-Accounts in the Variable Account to protect all of our Policy Owners from the negative impact of short-term trading strategies or other harmful investment practices that damage the performance of the underlying investment options. We may restrict your transaction requests if you, or a third-party acting on your behalf, are engaged in such a practice or strategy.

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NWLA-530-NY	Page 23	(2/2020)

Fixed Account Restrictions

We reserve the right to limit the amount of Net Premium allocated to, and the number of requested transfers and/or the amount of Cash Value transferred to or from, the Fixed Account as follows:

1.	we may refuse transfers to the Fixed Account prior to the first Policy Anniversary or within twelve months of any prior transfer to the Fixed Account;

2.

we may limit transfers out of the Fixed Account in any Policy Year, to 25% of the Cash Value allocated to the Fixed Account as of the end of the previous Policy Year. Transfers out of the Fixed Account will be on a last-in, first-out basis;

3.	we may restrict transfers into the Fixed Account to 25% of the Cash Value as of close of business of the prior Valuation Date; and

4.	we may refuse transfers into the Fixed Account if the Fixed Account value is greater than or equal to 30% of the Cash Value.

Indexed Interest Strategy Restrictions

Transfers from the Indexed Interest Strategies

Requested transfers from the Indexed Interest Strategies to the Sub-Accounts in the Variable Account and Fixed Account are not permitted, except on an Index Segment Maturity Date.

Transfers from Pending Sweep Transactions

An instruction to transfer Cash Value from the Fixed Account will only be applied to non-Pending Sweep Transaction Cash Value unless the instruction specifically requests a transfer from Pending Sweep Transactions.

You may change your instructions for, or transfer, Pending Sweep Transaction amounts at any time prior to the end of business on the applicable Sweep Date.

POLICY BENEFITS AND VALUES PROVISION

Nonforfeiture

The Cash Surrender Value, Policy Loan Account, or any other values available under this Policy are equal to or greater than those set by the laws of the State of New York. The Cash Surrender Value, Policy Loan Account, or any other values available under this Policy at any time other than on a Policy Anniversary, will be calculated with allowance for time from the last Policy Anniversary.

The insurance coverage provided by this Policy and any optional riders you elect are subject to the claims paying ability of our General Account.

Basis of Computations

A detailed statement of the method we use to compute Cash Surrender Values under your Policy has been filed with the insurance regulator in the State of New York.

Right of Exchange

Within eighteen months from the Policy Date, you may exchange this Policy for a substantially comparable flexible premium General Account life insurance policy on the life of the Insured including any incidental insurance benefits if such incidental insurance benefits are available with the new policy. We will not require evidence of insurability for this exchange.

Your right to make this exchange is subject to the following conditions:

1.	you must request the exchange in writing to our Home Office on our official forms;

2.	you must Surrender this Policy to us;

3.

the Policy must be In Force and not in a grace period; you must pay us any money due on the exchange. The amount due on the exchange is the amount needed such that the Cash Surrender Value of the new policy is the same as the Cash Surrender Value of this Policy;

4.

if the Cash Surrender Value of this Policy exceeds the Cash Surrender Value of the new policy, you may request a refund of the excess, if any, of the Cash Surrender Value of this Policy over the Cash Surrender Value of the new policy;

5.	the Specified Amount of the new policy must be the same as the then current Specified Amount of this Policy; and

6.	the new policy may be any permanent fixed benefit plan of life insurance that is currently offered by us on the exchange date.

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NWLA-530-NY	Page 24	(2/2020)

The exchange date will be the later of:

1.	the date we receive this Policy and your written request at our Home Office; or

2.	the date we receive at our Home Office any sum due to be paid for such an exchange.

The new policy will take effect on the exchange date only if the Insured is then living. This Policy will terminate when the new policy takes effect.

After the exchange date, the new policy will not be affected by the investment experience of any Variable Account.

The new policy will have the same Policy Date and Issue Age as this Policy. The initial Specified Amount and any increase in Specified Amount will have the same rate class as the one in this Policy. Any Indebtedness may be transferred to the new policy.

Complete Surrender

This Policy may be Surrendered for its Cash Surrender Value at any time prior to the Insured’s death. All coverage under this Policy and any elected rider ends on the date we receive your written Surrender request.

To request a complete Surrender, you must submit a written request for Surrender, on a form we provide, to our Home Office stated on the face page of this Policy. The date of Surrender will be the date we receive your written request. We may require your Policy to be sent to us for endorsement before we pay the full Cash Surrender Value. We will determine the Cash Surrender Value as of the Valuation Date on or next following the date of Surrender.

The Cash Surrender Value will be paid in cash or according to a Settlement option you elect.

Amounts Surrendered from an Index Segment during an Index Segment Interest Period will receive interest at the Guaranteed Minimum Floor Rate for the applicable Indexed Interest Strategy up to the date of the Surrender. Amounts Surrendered from an Index Segment on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day.

The Cash Surrender Value will be paid in cash or according to a Settlement option you elect. We reserve the right to defer the payment of the Cash Surrender Value as described in the Postponement of Payments section. We recommend that you consult with a tax advisor before Surrendering this Policy.

On each Policy Anniversary, you have the option to transfer the Cash Surrender Value (before any monthly policy administrative expense charge is deducted) into the Fixed Account and apply the Cash Surrender Value to purchase a guaranteed fixed paid-up benefit. The amount of the paid-up benefit will be the amount the Cash Surrender Value can buy at the Attained Age of the Insured. The cost of the paid-up benefit will be based upon 1% interest and the Policy’s Flexible Premium Adjustable Variable, Fixed, and Index-Linked Universal Life Guaranteed Maximum Monthly Cost of Insurance Rate Per $1,000 of Net Amount at Risk.

The Cash Value of the paid-up benefit at any time is equal to its cost at the Attained Age of the Insured at that time.

Partial Surrenders

A partial Surrender may be taken at any time after the first Policy Year while this Policy is In Force. You must submit your request for a partial Surrender in writing on a form we provide. We may also require that this Policy be sent to us for endorsement.

The number of partial Surrenders is limited to one in a Policy Month. We will deduct a service fee from the partial Surrender amount. The Maximum Partial Surrender Fee is the lesser of $25.00 or 5% of amount of each partial Surrender as stated in the Policy Specification Pages. The fee imposed on a partial Surrender will not reduce the full surrender charge applicable to this Policy. The effective date of any partial Surrender will be the date we approve your request. We reserve the right to defer the payment of a partial Surrender as described in the Postponement of Payments section.

Unless you request processing from a single Sub-Account in the Variable Account or the Fixed Account, when a partial Surrender is taken we will reduce the Cash Value, including any fee, in the following order:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account, not including any Pending Sweep Transactions, until exhausted; then

3.	proportionally from the Pending Sweep Transactions until exhausted; then

4.

from the Index Segment Maturity Value of any Index Segments the Index Segment Maturity Dates of which coincide with date of the partial Surrender, successively until they are exhausted in the order for Indexed Interest Strategies stated in the Policy Specification Pages if more than one Indexed Interest Strategy is offered; then

5.	from the Indexed Interest Strategies in the order stated in the Indexed Interest Strategy Options section of the Policy Specification Pages if more than one Indexed Interest Strategy is offered; and

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NWLA-530-NY	Page 25	(2/2020)

6.

within an Indexed Interest Strategy, first from the most recently created Index Segment until it is exhausted, then the next most recently created Index Segment, successively until all Index Segments of that Indexed Interest Strategy are exhausted.

If you elect processing from a single Sub-Account in the Variable Account or the Fixed Account and its value is insufficient to cover the requested partial Surrender amount, the remainder of the partial Surrender will be processed as described above.

Amounts Surrendered from an Index Segment during an Index Segment Interest Period will receive interest at the Guaranteed Minimum Floor Rate for the applicable Indexed Interest Strategy up to the date of the Surrender. Amounts Surrendered from an Index Segment on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day.

We will also reduce the Specified Amount by the amount necessary to prevent an increase in the Net Amount At Risk. However, the Specified Amount reduction will not be greater than the partial Surrender amount. Any such decrease will reduce insurance coverage in the following order:

1.	insurance provided by the most recent Specified Amount increase;

2.	insurance provided by the next most recent Specified Amount increases successively; then

3.	insurance provided by the Specified Amount in effect on the Policy Date.

The amount of any partial Surrender is subject to the following conditions:

1.	the Minimum Partial Surrender amount permitted is stated in the Policy Specification Pages;

2.	during all Policy Years, the maximum partial Surrender amount permitted is the Cash Surrender Value minus the greater of $500 or the sum of the next three monthly deductions;

3.

during Policy Years two through ten, the sum of all partial Surrenders in a Policy Year is further limited to a maximum of 20% of the Cash Surrender Value as of the beginning of that Policy Year. For purposes of this limit, the Cash Surrender Value will be determined prior to the application of any payments and deduction of any charges, and after the aging of any applicable surrender charges;

4.	a partial Surrender may not reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages; and

5.

a partial Surrender will not be permitted if, in our reasonable belief, it would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code at any time.

A Surrender charge will only be assessed on a partial Surrender if upon Surrender, a Specified Amount increase is Surrendered in its entirety.

We recommend that you consult with a tax advisor before taking a partial Surrender.

Policy Loans

You may request a loan at any time while your Policy is In Force. You must submit a written request on a form we provide. The loan will be made upon the sole security of the Policy and proper assignment of your Policy to us as collateral. Except where the loan will be used to pay Premiums, we have the right to defer making a Policy loan as described in the Postponement of Payments section. The Policy loan date is the date we process your loan request. We recommend that you consult with a tax advisor before taking a loan.

Maximum and Minimum Loans and Indebtedness

The Minimum Policy Loan Amount is stated in the Policy Specification Pages. We will not permit any Policy loan that results in total Indebtedness, as of the date a Policy loan is requested, that is greater than:

1.	90% of the Cash Value attributable to the Sub-Accounts; plus

2.	100% of the Cash Value attributable to the Fixed Account; plus

3.	100% of the Cash Value attributable to the Indexed Interest Strategies; plus

4.	100% of the Cash Value in the Policy Loan Account; minus

5.	100% of the surrender charge.

Processing a Loan

We have the right to defer making a Policy loan as described in the Postponement of Payment section except when the loan will be used to pay Premiums. If a requested Policy loan meets the requirements described in this section, Indebtedness is created. Unless you request transfer from a single Sub-Account in the Variable Account or the Fixed Account, the requested Policy loan amount will be transferred into the Policy Loan Account, in the following order:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account, not including any Pending Sweep Transactions, until exhausted; then

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NWLA-530-NY	Page 26	(2/2020)

3.	proportionally from the Pending Sweep Transactions until exhausted; then

4.

from the Index Segment Maturity Value of any Index Segments the Index Segment Maturity Dates of which coincide with date of the Policy loan, successively until they are exhausted in the order for Indexed Interest Strategies stated in the Policy Specification Pages if more than one Indexed Interest Strategy is offered; then

5.	from the Indexed Interest Strategies in the order stated in the Indexed Interest Strategy Options section of the Policy Specification Pages if more than one Indexed Interest Strategy is offered; and

6.

within an Indexed Interest Strategy, first from the most recently created Index Segment until it is exhausted, then the next most recently created Index Segment, successively until all Index Segments of that Indexed Interest Strategy are exhausted.

If you elect transfer from a single Sub-Account in the Variable Account or the Fixed Account and its value is insufficient to cover the requested Policy loan amount, the remainder of the Policy loan will be transferred as described above.

Amounts transferred from an Index Segment to the Policy Loan Account (including due and unpaid loan interest charged), during an Index Segment Interest Period will receive interest at the Guaranteed Minimum Floor Rate for the applicable Indexed Interest Strategy up to the date of the transfer. Amounts transferred on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day.

Cash Value in the Policy Loan Account

There is no Cash Value in the Policy Loan Account unless you take a Policy loan. When a Policy loan is taken, the Cash Value in the Policy Loan Account on the date of the Policy loan is equal to the amount of the Policy loan. On each subsequent Valuation Date, the Cash Value in the Policy Loan Account is equal to:

1.	the Cash Value in the Policy Loan Account on the preceding Valuation Date; plus

2.	any interest credited during the current Valuation Period; plus

3.	any amount transferred to the Policy Loan Account due to additional Policy loans and any due and unpaid loan interest during the current Valuation Period; minus

4.	Policy loan repayments made during the current Valuation Period; minus

5.	the amount of credited interest transferred from the Policy Loan Account to the Variable Account, Fixed Account, and/or an Indexed Interest Strategy during the current Valuation Period.

Policy Loan Interest

Current Scale Policy loan interest rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the rates will never be lower than the Guaranteed Minimum Declared Rate Policy Loan Interest Credited Rate or higher than the Guaranteed Maximum Declared Rate Policy Loan Interest Charged Rate stated in the Policy Specification Pages.

Policy loan interest credited and Policy loan interest charged accrue daily at their respective current rates and become due whenever any of the following events occur:

1.	a Policy Anniversary;

2.	at the time a subsequent Policy loan is requested and made;

3.	at the time of a Policy loan repayment;

4.	at the time of a Policy lapse;

5.	at the time of complete Surrender; or

6.	upon the death of the Insured.

Whenever one of the above events occurs, an amount equal to the accrued Policy loan interest credited is transferred from the Policy Loan Account to the Variable Account, Fixed Account, and/or Indexed Interest Strategies based on your then current instructions for the allocation of Net Premium. At the same time, an amount equal to the accrued loan interest charged is transferred from the unloaned portion of the Cash Value to the Policy Loan Account in the same order described in the Processing a Loan section.

Any accrued and unpaid loan interest charged is added to existing Indebtedness as of the due date and will be charged interest at the same rate as the rest of the Indebtedness.

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NWLA-530-NY	Page 27	(2/2020)

Loan Repayment

All or part of the Indebtedness may be repaid to us at any time while this Policy is In Force. Any payment intended as a Policy loan repayment, rather than a Premium payment, must be identified as such. Each Policy loan repayment, except payments of loan interest due or the amount necessary to pay off a loan, must be at least equal to the Minimum Loan Repayment stated in the Policy Specification Pages.

If any Indebtedness is not repaid by the earlier of the date of the Insured’s death or the Maturity Date, we will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds by the amount of the Indebtedness.

Any Indebtedness existing at the end of a grace period may not be repaid unless and until this Policy is reinstated.

We reserve the right to require that any loan repayments resulting from loans transferred from the Fixed Account must be allocated to the Fixed Account.

Unless you request otherwise, after any amounts transferred from the Fixed Account, have been repaid, Policy loan repayments and any amount in excess of Indebtedness will be allocated according to your then current instructions for Net Premium, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy.

Excessive Indebtedness

If on any Policy Monthaversary, the total Indebtedness ever equals or exceeds the Cash Value minus the Surrender charge, your Policy may lapse subject to the Policy Continuation, Grace Period, Lapse, and Reinstatement Provision. No Policy will terminate in a Policy Year as the sole result of a change in the Policy loan interest charged rate during that Policy Year. The Policy will remain In Force during that Policy Year until the time at which it would otherwise have terminated if there had been no change to the Policy loan interest charged rate during that Policy Year.

Effect of Loan

Since the amount you borrow is transferred from a Sub-Account, the Fixed Account, and/or the Indexed Interest Strategies, a Policy loan will have a permanent effect on any death benefit and Cash Surrender Value of this Policy. The effect may be favorable or unfavorable. This is true whether you repay the Policy loan or not. If not repaid, Indebtedness will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds.

Please see the Policy Loan Interest section of the Policy Charges and Deductions Provision for a description of the charge to you for the services we render in administering a loan under this Policy.

Policy Owner Services

Asset Rebalancing

You may elect the asset rebalancing program on a form we provide. If this program is elected, Cash Value will automatically be rebalanced among the elected Sub-Accounts at the elected frequency. We reserve the right to limit the number of Sub-Accounts and frequencies available for election. Transfers as a result of this program do not count against any trade limit restrictions imposed.

Cash Value in the Fixed Account and Indexed Interest Strategies is not eligible for asset rebalancing and assets may not be rebalanced into the Fixed Account or Indexed Interest Strategies. Asset rebalancing will have no effect on the allocation of future Premium.

We reserve the right to discontinue offering automatic asset rebalancing programs at any time upon providing you with written notice. You will be permitted to continue any program already in effect.

Dollar Cost Averaging

You may elect the dollar cost averaging program on a form we provide. If this program is elected, the elected dollar amount, subject to the Minimum Required Dollar Cost Averaging Transfer Amount stated in the Policy Specification Pages, will be transferred on a monthly basis from the elected originating investment option to the elected Sub-Accounts and/or Indexed Interest Strategies specified on the election form. Transfers as a result of this program do not count against any trade limit restrictions imposed.

The Indexed Interest Strategies are not available as originating investment options.

Transfers will be processed until you instruct us in writing to cancel the program or the amount permitted to be transferred from the elected originating investment option is exhausted subject to the Transfers section of this Policy.

You may submit requested transfers while a dollar cost averaging program is in effect. The requested transfer instructions will be processed prior to the dollar cost averaging program instructions which may result in termination of the dollar cost averaging program.

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NWLA-530-NY	Page 28	(2/2020)

You may change your allocation instructions for Net Premium while a dollar cost averaging program is in effect. Dollar cost averaging is a long-term investment program that provides for regular, level investments over time. We make no guarantees that dollar cost averaging will result in positive investment experience in the Variable Account or any Index Segment Interest.

We reserve the right to discontinue offering dollar cost averaging programs at any time upon providing you with written notice. You will be permitted to continue any program already in effect.

Systematic Surrender Policy Loan Program

This is an optional program that is only available to Policies that are not Modified Endowment Contracts (“MECs”).

Taking partial Surrenders and/or Policy loans may result in adverse tax consequences, will reduce Policy values, and may increase the likelihood your Policy will lapse. Before requesting this program, please consult with your financial and tax advisors.

Amounts withdrawn for full or partial Surrenders, or transferred to a Policy Loan Account (including due and unpaid loan interest charged), from an Index Segment during an Index Segment Interest Period, will receive interest at the Guaranteed Minimum Floor Rate for the applicable Indexed Interest Strategy up to the date of the withdrawal or transfer. Amounts withdrawn on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day.

You may elect this program on a form we provide, if your Policy is not a MEC. At the time you request an application for the program, we will provide you with an illustration of the proposed income stream and impacts to the Cash Value, Cash Surrender Value, and death benefit based on your elections. You must submit this illustration along with your election form.

We will automatically process partial Surrenders and/or Policy loans based on your elections until the program is terminated.

After the program has been elected, we will provide an updated illustration on each Policy Anniversary to assist you in determining whether to continue, modify, or discontinue the elected program based on your goals. You may request modification or termination of the program at any time by written request.

This program is subject to all of the following conditions:

1.	you authorize us to make payments via Policy loan when:

a.	your Policy’s cost basis, as defined by the Internal Revenue Code, is reduced to zero;

b.	a partial Surrender within the first fifteen Policy Years would be a taxable event; or

c.	to prevent this Policy from becoming a MEC; and

2.	partial Surrenders and Policy loans taken under the program are subject to the same terms and conditions as other partial Surrenders and Policy loans described in this Policy.

The program will terminate upon the earliest of the following:

1.	our receipt of your written request to terminate participation;

2.	at the time this Policy enters a grace period or terminates for any reason;

3.	at the time of a requested partial Surrender or Policy loan outside the program;

4.	upon a change of Policy Owner;

5.	a Rider that restricts partial Surrenders and/or Policy loans is invoked or begins providing benefits;

6.	on any Policy Anniversary when the illustration we provide produces a payment amount or duration of zero based on your then current payment elections;

7.	for income based on a fixed duration, at the end of the period you specify at the time of election;

8.	at any time the scheduled partial Surrender or Policy loan would cause this Policy to fail to qualify as life insurance under Section 7702 of the Internal Revenue Code, as amended; or

9.	your Policy’s Maturity Date.

We reserve the right to discontinue offering this program at any time upon providing you with written notice.

The Death Benefit

This Policy provides a death benefit upon the Insured’s death while this Policy is In Force.

You may elect one of two death benefit options detailed below. If you do not elect a death benefit option in the application, your Policy will be issued with Death Benefit Option 1. You may change the death benefit option as provided in the Change of Death Benefit Option section. The death benefit is determined based on the death benefit option in effect on the date of the Insured’s death. The death benefit option currently in effect is stated in the Policy Specification Pages.

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NWLA-530-NY	Page 29	(2/2020)

Death Benefit Option 1 – Under this option, the death benefit will be the greater of:

1.	the Specified Amount in effect on the date of the Insured’s death; or

2.

the Cash Value on the date of the Insured’s death multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table stated in the Policy Specification Pages at the Insured’s Attained Age on the date of the Insured’s death.

Death Benefit Option 2 – Under this option, the death benefit will be the greater of:

1.	the Specified Amount in effect on the date of the Insured’s death plus the Cash Value; or

2.

the Cash Value on the date of the Insured’s death multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table stated in the Policy Specification Pages at the Insured’s Attained Age on the date of the Insured’s death.

The amount of the death benefit may depend upon the investment experience of the Variable Account. The amount of the death benefit is fixed provided the death benefit is equal to the Specified Amount but the duration of the death benefit will be variable and depend on the investment experience of the Variable Account. If Cash Value is a component of the death benefit option, then the amount and duration of the death benefit is variable and will depend on the investment experience of the Variable Account.

Changes to Insurance Coverage

You may request a change of death benefit option, Specified Amount increases, and Specified Amount decreases to your Policy. Any such changes are subject to the following conditions in addition to the conditions stated in the applicable sub-section below:

1.	your Policy must be In Force;

2.	you must submit a written request on a form we provide;

3.	no change may be requested during the first Policy Year;

4.

no change will take effect unless the Cash Surrender Value, after the change, is sufficient to keep your Policy In Force for at least three months (you may make an additional Premium payment at the time the change is requested to meet this requirement);

5.

the effective date of any change under this section will be the Policy Monthaversary on or next following the date we approve the request for change, unless you request and we approve a different date; and

6.	any requested change under this section is subject to our approval.

Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage.

Change of Death Benefit Option

Requests to change your death benefit option are subject to the following additional conditions:

1.	you may only change the death benefit option once each Policy Year;

2.

unless you request otherwise and we approve, subject to evidence of insurability and underwriting, we will adjust the Specified Amount so that the Net Amount At Risk does not change due to the death benefit option change as follows:

a.

if the change is from Death Benefit Option 1 to Death Benefit Option 2, the Specified Amount will be decreased by the amount of the Cash Value on the date the change becomes effective. We will not impose a surrender charge on such decrease;

b.

if the change is from Death Benefit Option 2 to Death Benefit Option 1, the Specified Amount will be increased by the amount of the Cash Value on the date the change becomes effective. We will not increase the surrender charge because of such increase.

3.

any change of death benefit option that would reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages or, in our reasonable belief under applicable law based on Premiums already paid, would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code at any time will be rejected; and

4.	no change of death benefit option will be permitted after the Insured reaches Attained Age 120.

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NWLA-530-NY	Page 30	(2/2020)

Specified Amount Increases and Decreases

Specified Amount Increases

Each requested Specified Amount increase will have an associated surrender charge, cost of insurance rate, and monthly expense charge. We will inform you of these rates and charges at the time of the increase with new Policy Specification Pages. Refer to the Surrender Charge and Monthly Deduction sections for additional information.

Requests to increase your Specified Amount are subject to the following additional conditions:

1.	you must provide evidence of insurability for the Insured that is satisfactory to us;

2.	the number of Specified Amount increases is limited to one each Policy Year;

3.	the Cash Surrender Value after the Specified Amount increase must be sufficient to keep this Policy In Force for at least three months;

4.	the amount of the increase must be at least equal to the Minimum Specified Amount Increase stated in the Policy Specification Pages;

5.

age limits that apply to this Policy on a new issue basis apply to Specified Amount increases. For example, increases to the Specified Amount would not be permitted if the Insured’s Attained Age is greater than the maximum Issue Age for this Policy;

6.	once we approve an increase, it takes effect on the Policy Monthaversary on or next following the date we approve the increase, unless you request and we approve a different date; and

7.	we reserve the right to discontinue Specified Amount increases at any time.

Specified Amount Decreases

We will send you a new Policy Specification Page following a Specified Amount decrease. Requests to decrease your Specified Amount are subject to the following additional conditions:

1.	the number of Specified Amount decreases is limited to one per Policy Year;

2.

once we approve a decrease, it takes effect on the Policy Monthaversary on or next following the date we process your request to decrease the Specified Amount, unless you request and we approve a different date;

3.	the amount of the decrease must be at least equal to the Minimum Specified Amount Decrease stated in the Policy Specification Pages;

4.

any decrease that would reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages or, in our reasonable belief under applicable law based on Premiums already paid, would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code at any time will be rejected;

5.	insurance is decreased in the following order:

a.	insurance provided by the most recent Specified Amount increase;

b.	insurance provided by the next most recent Specified Amount increases successively; then

c.	insurance provided by the Specified Amount in effect on the Policy Date;

6.	decreases in the Specified Amount may result in a decrease in the coverage provided by any elected optional riders; and

A surrender charge may be deducted from the Cash Value at the time of a Specified Amount decrease. Refer to the Surrender Charge section for additional information.

Death Benefit Proceeds

We will pay the Death Benefit Proceeds according to the Policy Settlement section when we receive Proof of Death for the Insured while this Policy was In Force, and any other information we may reasonably require to process the death claim.

The Death Benefit Proceeds that become payable if the Insured dies while this Policy is In Force are equal to:

1.	the death benefit provided by the death benefit option in effect on the date of the Insured’s death; plus

2.	any death benefit provided by rider for which the requirements are met; minus

3.	any Indebtedness; minus

4.	if this Policy is in a grace period on the date of the Insured’s death, the lesser of:

a.	any due and unpaid monthly deductions and other Policy or rider charges;

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NWLA-530-NY	Page 31	(2/2020)

b.	an amount equal to Premium sufficient to meet the requirements of the Death Benefit Guarantee Policy Continuation section, if applicable; or

c.	an amount equal to Premium sufficient to meet the requirements of any elected extended death benefit guarantee rider, if applicable.

The Death Benefit Proceeds will include interest from the Insured’s date of death to the date the Death Benefit Proceeds are paid. The interest will be no less than the rate paid under any available interest only Settlement option.

We will pay the Death Benefit Proceeds as described in the Beneficiary and Contingent Beneficiary section of this Policy. The manner in which the Death Benefit Proceeds will be paid is described in the Policy Settlement section.

The Death Benefit Proceeds are subject to adjustment as described in the Incontestability, Suicide, and Misstatement of Age or Sex sections of the General Policy Provision and the Policy Loans and Nonforfeiture sections of the Policy Benefits and Values Provision.

Policy Maturity Proceeds

If the Insured is alive and this Policy is In Force on the Maturity Date, you may elect to have the Maturity Proceeds, if any, paid to you according to the Policy Settlement section or elect to extend the Maturity Date. If we do not receive an election from you, the Maturity Date will automatically be extended subject to continued compliance with Section 7702 of the Internal Revenue Code, as amended.

Policy Maturity Date Extension

If the Insured is alive and your Policy is In Force on the Maturity Date, the Maturity Date will automatically be extended until the date of the Insured’s death unless you specify otherwise, subject to continued compliance with Section 7702 of the Internal Revenue Code, as amended.

This Policy may not qualify as life insurance under federal tax law after the Insured reaches Attained Age 120. Extending the Maturity Date may result in adverse tax consequences. You should consult a tax advisor before the Maturity Date of your Policy is extended.

When the Maturity Date is extended, the following will apply:

1.	the Specified Amount will be set equal to the Specified Amount in effect at the Insured’s Attained Age 85, reduced by the following:

a.	any decrease to the Specified Amount after the Insured’s Attained Age 85; and

b.

an adjustment for partial Surrenders taken after the Insured’s Attained Age 85. The amount of the adjustment varies based on the death benefit option and the Insured’s Attained Age, and is defined within the following chart:

	INSURED’S ATTAINED AGE
	86-90	91 AND OLDER
Death Benefit Option 1	Amount this Policy’s base Specified Amount is reduced due to partial Surrender	Amount proportional to the ratio of the partial Surrender to the Cash Value prior to the partial Surrender
Death Benefit Option 2	0	0

2.

on the original Maturity Date, 100% of the Cash Value in the Sub-Accounts and any maturing Indexed Interest Strategies will be transferred to the Fixed Account and will earn interest no less than the rate paid under any available interest only Settlement option. Any other Index Segments will be permitted to continue until the end of the applicable Index Segment Term;

3.	transfers out of the Fixed Account will not be permitted;

4.	no further monthly deductions will be taken;

5.	interest will continue to be credited to the Cash Value, if any;

6.

we will not accept additional Premium or permit Specified Amount increases, decreases, death benefit option changes, or partial Surrenders, except amounts required to keep the Policy In Force during a grace period;

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NWLA-530-NY	Page 32	(2/2020)

7.	Policy loans and Policy loan repayments will be permitted;

8.	loan interest will continue to be charged to and credited on any Indebtedness; and

9.	if your Policy lapses, it cannot be reinstated after the Maturity Date has been extended.

10.	Extension of the Policy’s Maturity Date will not continue any elected rider beyond its date of termination as provided in the rider.

Policy Settlement

Policy Settlement may be made in a lump sum or by other available options stated below upon our receipt of complete instructions and any other information we may reasonably require. More than one Settlement option may be elected. However, Settlement options other than the lump sum option may only be elected if the total amount to be applied under an option is at least $2,000.00 and each payment is at least $20.00.

While this Policy is In Force you may elect, revoke, or change Settlement options at any time, subject to the limits stated above. If no Settlement option has been elected before the Insured’s death, the party entitled to payment may elect a Settlement option or options at the time the Death Benefit Proceeds become payable. If no other Settlement option has been elected, payment will be made in a lump sum.

Settlement options must be elected, revoked, or changed by proper written request. After an election, revocation, or change is received at our Home Office stated on the face page of this Policy, it will become effective as of the date it was requested; however, we will not be liable to any person for any action or payment we make prior to receiving the change. We may require proof of age of any person to be paid under a Settlement option. Any change of Beneficiary prior to the effective date of the settlement contract will automatically revoke any Settlement option that is in effect.

At the time of Policy Settlement under any Settlement option other than the lump sum option, we will issue a settlement contract in exchange for the Policy. The effective date of the settlement contract will be the date of the Insured’s death, the Maturity Date or the date the Policy is Surrendered. Payments will be made at the beginning of the selected twelve, six, three, or one month interval starting with the effective date of the settlement contract.

Settlement Options

To the extent allowed by law, Settlement option payments are not subject to the claims of creditors or to legal process. In addition to a lump sum payment, the following Settlement options are available:

1.

Life Income with Payments Guaranteed: Amounts applied to this option will be paid for a term equal to, the greater of the named payee’s remaining lifetime, or the guarantee period of ten years. The amount payable monthly for each $1,000 applied to this option is stated in the Option 1 – Life Income with Payments Guaranteed Table in the Policy Specification Pages. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

2.

Joint and Survivor Lifetime Income: Amounts applied to this option will be paid and continued during the lifetimes of the named payees, as long as either payee is living. The amount payable monthly for each $1,000 applied to this option for selected age and sex combinations is stated in the Option 2 – Joint & Survivor Life Income Table in the Policy Specification Pages. Amounts payable for age and sex combinations not stated in the Option 2 Table will be furnished on request. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

3.

Life Annuity: Amounts applied to this option will be paid during the lifetime of the named payee. The amount payable monthly for each $1,000 applied to this option is stated in the Option 3 – Life Annuity Monthly Installment Table in the Policy Specification Pages. Upon request, we will quote the amount currently payable under this Settlement option. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

4.

Any Other Option: Settlement options not set forth in this Policy may be available. You may request any other form of Settlement option, subject to our approval. The amount and period available under any other option will be determined by us.

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NWLA-530-NY	Page 33	(2/2020)

NATIONWIDE LIFE INSURANCE COMPANY

Riders and endorsements may be attached by Nationwide at our Home Office listed on the face page of this Policy. Please attach any applicable riders or endorsements here (Note: this section is not used as a blank rider or endorsement).

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THIS PAGE WILL BE USED FOR RIDERS OR ENDORSEMENTS.

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NWLA-530-NY	(2/2020)

INDIVIDUAL FLEXIBLE PREMIUM ADJUSTABLE VARIABLE, FIXED, AND INDEX-LINKED UNIVERSAL LIFE INSURANCE POLICY, NON-PARTICIPATING

While Cash Value allocated to the Indexed Interest Strategies may be affected by the experience of external indexes, the Policy does not directly participate in any stock or equity investment. Current benefits, values, periods of coverage, charges, actual Premium paid, and interest crediting rates are on an indeterminate basis.

Flexible Premiums payable until the Maturity Date while the Insured is living.

Death Benefit Proceeds payable upon the death of the Insured while this Policy is In Force.

The Maturity Date will automatically be extended unless you elect to receive the Maturity Proceeds.

Rate Class and Rate Type are stated in the Policy Specification Pages.

Adjustable Death Benefit.

Non-Participating, no dividends are payable.

NWLA-530-NY	(2/2020)

Policy Specification Pages Nationwide Life Insurance Company [Revision Date August 27, 2018]

The Policy Specification Pages, referred to in some Policy forms as “Policy Data Pages,” include information about this Policy as of the Policy Date based on information you provided us on the application including any supplemental application. This Policy is adjustable meaning you can change the amount of coverage, death benefit option, and rider elections subject to any applicable requirements. Post- issue Policy activity, such as Policy loans, partial Surrenders, and benefit changes (including Specified Amount increases and decreases, death benefit option changes, and rider elections) will affect the Policy coverage. We will provide replacement Policy Specification Pages reflecting any new benefit elections or coverage changes you make after the Policy Date, including changes to Surrender Charge schedules and underwriting risk classification (including rate class, rate type, rate class multiple and any monthly flat extras).

Policy Issue Information

Policy Owner: [John E Doe and Janette E Doe]

Policy Number: [N000000000]

Policy Date: [July 1, 2018]

State: [New York]

New York State Department of Financial Services Phone Number: [1-800-342-3736]

Policy Type: Individual Flexible Premium Adjustable Variable, Fixed, and Index-Linked Universal Life Insurance Policy, Non-Participating

Insured Information

Insured: [John E Doe]

Sex: [Male]

Issue Age: [35]

Rate Type: [Non-Tobacco]

Rate Class: [Standard]

Rate Class Multiple:¹ [1.00]

Monthly Flat Extra:¹ [[$0.000000] payable to [Month DD, YYYY]][None]

[Monthly Flat Extra:¹ [$0.000000] payable to [Month DD, YYYY]]

¹

The Rate Class Multiple (medical factors) and Monthly Flat Extra (medical and/or non-medical factors, such as hazardous occupations or hobbies) are underwriting classifications used to determine life insurance charges based on characteristics of the Insured beyond traditional factors which include age, sex, and tobacco usage of the Insured. Monthly Flat Extras are charged in addition to the monthly cost of insurance charge on a per $1,000 of Specified Amount basis after application of the Rate Class Multiple. The higher the rate class multiple and/or monthly flat extra, the greater the risk assessed and the higher the cost of coverage.

Continued on next page
NWLA-530-NY.1	Page 3.[1]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Premium Information

Minimum Initial Premium: [$125.60]

Minimum Additional Premium: [$50.00]

Initial Planned Premium Payment: [$512.21]

Initial Planned Premium Payment Frequency: [Annual]

Death Benefit Guarantee Monthly Premium:² [$62.80]

Death Benefit Guarantee Period:³ [20] years from the Policy Date

This is a flexible Premium Policy. The Minimum Initial Premium must be paid before coverage begins. Premium payments after the Minimum Initial Premium are not required except as necessary to keep the Policy from lapsing. You, the Policy Owner, selected the Initial Planned Premium Payment and Initial Planned Premium Payment Frequency to tell Nationwide how much Premium you intend to pay and how frequently. Payment of the Planned Premium may not be sufficient to continue coverage. Hypothetical rates of return are not guaranteed. Investment experience and interest credited on a non-guaranteed basis varies over time, is rarely the same year-over-year, and may be negative. Because this is a variable insurance product with the potential for unfavorable investment experience, including extended periods of significant stock market decline, you may be required to pay additional Premium in order to meet your goals and/or to prevent the Policy from lapsing.

²

The Death Benefit Guarantee Monthly Premium is a value used to determine whether this Policy is eligible for continuation during the Death Benefit Guarantee Period if the Cash Surrender Value is insufficient to pay the monthly deductions. Please refer to the Death Benefit Guarantee Policy Continuation section of the Policy for details on how this information is used and impacts your Policy or contact us for additional information.

³

Coverage may end prior to the date shown if the requirements of the Policy continuation feature provided by the Death Benefit Guarantee Policy Continuation section has not been met for any reason and your Policy’s Cash Surrender Value is insufficient to cover monthly deductions to that date. Refer to the Policy Coverage, Policy Continuation, Grace Period, Lapse and Reinstatement Provision for additional information or contact us.

Coverage Information

Specified Amount: [$100,000.00]

Maturity Date:4 [July 1, 2103]

Minimum Specified Amount: [$100,000.00]

Minimum Specified Amount Increase: [$25,000.00]

Minimum Specified Amount Decrease: [$10,000.00]

Death Benefit Option Elected: [Option 1 - Level]

Internal Revenue Code Life Insurance Qualification Test: [Guideline Premium/Cash Value Corridor Test]

It is possible that coverage may end prior to the Maturity Date even if Planned Premium Payments are made if: (1) the requirements of the Policy continuation feature provided by the Death Benefit Guarantee Policy Continuation have not been met for any reason; and (2) your Policy’s Cash Surrender Value is insufficient to cover monthly deductions due to: (a) changes in the Policy that affect the coverage, including but not limited to: Policy loans; partial Surrenders; Specified Amount increases and decreases; death benefit option changes; rider additions or terminations; and/or (b) changes in current Policy charges, deductions, and interest rates, and/ or adverse investment experience. If you pay only the Death Benefit Guarantee Monthly Premium during the Death Benefit Guarantee Period, you may have to pay additional Premium at the end of the Death Benefit Guarantee Period to keep the Policy In Force. To obtain additional information about this, contact us.

[4]

If your Policy is In Force on the Maturity Date, the Maturity Date will automatically be extended until the date of the Insured’s death unless you elect to receive the Maturity Proceeds which will be equal to the Cash Surrender Value on the Maturity Date. Even if coverage continues to the Maturity Date there may be little or no Cash Surrender Value left to be paid. You should consult a qualified tax advisor before the Maturity Date of your Policy is extended.

Continued on next page
NWLA-530-NY.1	Page 3.[2]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Schedule of Benefits

IMPORTANT NOTE: Coverage may end prior to the date shown if the requirements of the Policy continuation feature provided by the Death Benefit Guarantee Policy Continuation section have not been met for any reason and your Policy’s Cash Surrender Value is insufficient to cover monthly deductions to that date. Refer to the Policy Coverage, Policy Continuation, Grace Period, Lapse and Reinstatement Provision for additional information or contact us.

Flexible Premium Adjustable Variable, Fixed, and Index-Linked Universal Life [(Increase)]

Form Number: NWLA-530-NY

Specified Amount: [$100,000.00]

Coverage Start Date: [July 1, 2018]

Coverage End Date: [July 1, 2103]

Insured: [John E Doe]

Sex: [Male]

Issue Age: [35]

Rate Type: [Non-Tobacco]

Rate Class: [Standard]

Rate Class Multiple: [1.00]

Monthly Flat Extra: [[$0.000000] payable to [Month DD, YYYY]][None]

[Monthly Flat Extra: [$0.000000] payable to [Month DD, YYYY]]

[Acceleration of Life Insurance Death Benefit for Qualified Long-Term Care Services Rider [(Increase)]

Form Number: VLO-528-31

Coverage Start Date: [July 1, 2018]

Coverage End Date: [July 1, 2103]

Rate Type: [Non-Tobacco]

Rate Class: [Standard]

Rate Class Multiple: [1.00]]

[Accidental Death Benefit Rider [(Increase)]

Form Number: NWLA-412-NY-A

Rider Specified Amount: [$50,000.00]

Coverage Start Date: [July 1, 2018]

Coverage End Date: [July 1, 2053]

Rate Class Multiple: [1.00]]

[Children’s Term Insurance Rider [(Increase)]

Form Number: NWLA-571-NY

Rider Specified Amount: [$10,000.00]

Coverage Start Date: [July 1, 2018]

Coverage End Date: [July 1, 2048]

Rate Type: [Non-Tobacco]

Rate Class: [Standard]]

Continued on next page
NWLA-530-NY.1	Page 3.[3]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Schedule of Benefits (continued)

[Children’s Term Insurance Rider and Increase

Form Number: NWLA-571-NY

Paid-Up Term Insurance Benefit

Mortality Table: 2017 Commissioner’s Standard Ordinary, Sex Distinct, Composite, Ultimate, Age Nearest Birthday Mortality Table

Interest Rate: 4.00% annual effective rate]

[Overloan Lapse Protection Rider

Form Number: NWLA-533-NY

Coverage Start Date: [July 1, 2018]

Coverage End Date: [July 1, 2103]

Overloan Lapse Protection Rider Trigger Points

Attained Age of Insured	Trigger Point
75	95%
76	95%
77	95%
78	95%
79	95%
80	95%
81	95%
82	95%
83	95%
84	96%
85	96%
86	96%
87	96%
88	96%
89	97%
90	97%
91	97%
92	98%
93	98%
94	98%
95	99%
96	99%
97	99%

Attained Age of Insured	Trigger Point
98	99%
99	99%
100	99%
101	99%
102	99%
103	99%
104	99%
105	99%
106	99%
107	99%
108	99%
109	99%
110	99%
111	99%
112	99%
113	99%
114	99%
115	99%
116	99%
117	99%
118	99%
119	99%
120+	99%

The Rider Trigger Points vary by the Insured’s Attained Age. The maximum loan Indebtedness percentage is 100%. The Policy must be In Force and has reached the 15th Policy Anniversary to invoke the Rider.]

Continued on next page
NWLA-530-NY.1	Page 3.[4]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Schedule of Benefits (continued)

[Premium Waiver Rider [(Increase)]

Form Number: NWLA-420-NY-A

Specified Premium: [$0.00] monthly

Coverage Start Date: [July 1, 2018]

Coverage End Date: [July 1, 2048]

Rate Class Multiple: [1.00]

Benefit provided by this Rider may not be sufficient to prevent a lapse of the Policy.]

[Waiver of Monthly Deductions Rider

Form Number: NWLA-421-NY-A

Coverage Start Date: [July 1, 2018]

Coverage End Date: [July 1, 2048]

Rate Class Multiple: [1.00]]

Endorsements

[Conditional Credit Endorsement

Form Number: NWLA-531-NY

Endorsement Monthly Premium: [$62.80]

Eligibility Date: [July 1, 2038]

Guaranteed Minimum Credit Percentage: [0.20%] annual effective rate]

Continued on next page
NWLA-530-NY.1	Page 3.[5]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Policy Charges and Deductions

The charges shown are no longer assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any charges shown for elected riders are no longer assessed if the rider terminates.

Flexible Premium Adjustable Variable, Fixed, and Index-Linked Universal Life

Guaranteed Maximum Percent of Premium Charge Rate

Policy Years	Maximum Rate
All Policy Years	[10.00	%]

Guaranteed Maximum Monthly Administrative Charge

Policy Years	Maximum Charge
All Policy Years	[$	20.00	]

Guaranteed Maximum Monthly Per $1,000 of Specified Amount Charge Rate

Specified Amount [(Increase)]: [$100,000.00]	Effective Date of Coverage: [July 1, 2018]

Years	Maximum Rate[5]
All Years	[0.50000	]

[5]

If the Death Benefit is changed from Death Benefit Option 1 to Death Benefit Option 2, the Monthly per $1,000 of Specified Amount charge will be the Death Benefit Option 2 guaranteed rates for the remaining duration of the charge. If the death benefit option is changed from Death Benefit Option 2 to Death Benefit Option 1, the applicable guaranteed rates will not change, the Death Benefit Option 2 rates will continue to apply.

Continued on next page
NWLA-530-NY.1	Page 3.[6]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Policy Charges and Deductions (continued)

The charges shown are no longer assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any charges shown for elected riders are no longer assessed if the rider terminates.

Flexible Premium Adjustable Variable, Fixed, and Index-Linked Universal Life (continued)

Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000 of Net Amount at Risk [(Increase)]

Specified Amount [(Increase)]: [$100,000.00]	Effective Date of Coverage: [July 1, 2018]

Attained Age of Insured	Maximum Rate
[0]	[0.08086	]
[1]	[0.04667	]
[2]	[0.03250	]
[3]	[0.02250	]
[4]	[0.01750	]
[5]	[0.01750	]
[6]	[0.01833	]
[7]	[0.01833	]
[8]	[0.01833	]
[9]	[0.01916	]
[10]	[0.01916	]
[11]	[0.02250	]
[12]	[0.02750	]
[13]	[0.03250	]
[14]	[0.03917	]
[15]	[0.05084	]
[16]	[0.06168	]
[17]	[0.07252	]
[18]	[0.07669	]
[19]	[0.07836	]
[20]	[0.07920	]
[21]	[0.07920	]
[22]	[0.07920	]
[23]	[0.08003	]
[24]	[0.08086	]
[25]	[0.08170	]
[26]	[0.08503	]
[27]	[0.08921	]
[28]	[0.08754	]
[29]	[0.08587	]
[30]	[0.08503	]

Attained Age of Insured	Maximum Rate
[31]	[0.08420	]
[32]	[0.08420	]
[33]	[0.08670	]
[34]	[0.08837	]
[35]	[0.09087	]
[36]	[0.09588	]
[37]	[0.10005	]
[38]	[0.10756	]
[39]	[0.11423	]
[40]	[0.12174	]
[41]	[0.13176	]
[42]	[0.14428	]
[43]	[0.15847	]
[44]	[0.17516	]
[45]	[0.19437	]
[46]	[0.21274	]
[47]	[0.23279	]
[48]	[0.24449	]
[49]	[0.25786	]
[50]	[0.27708	]
[51]	[0.29966	]
[52]	[0.33060	]
[53]	[0.36406	]
[54]	[0.40674	]
[55]	[0.45949	]
[56]	[0.51311	]
[57]	[0.57095	]
[58]	[0.62044	]
[59]	[0.67751	]
[60]	[0.74638	]

Attained Age of Insured	Maximum Rate
[61]	[0.83044	]
[62]	[0.93310	]
[63]	[1.04852	]
[64]	[1.16999	]
[65]	[1.29839	]
[66]	[1.42867	]
[67]	[1.56082	]
[68]	[1.70336	]
[69]	[1.85123	]
[70]	[2.03086	]
[71]	[2.23220	]
[72]	[2.49735	]
[73]	[2.77788	]
[74]	[3.07394	]
[75]	[3.39864	]
[76]	[3.75404	]
[77]	[4.16841	]
[78]	[4.65484	]
[79]	[5.21977	]
[80]	[5.83979	]
[81]	[6.55095	]
[82]	[7.29755	]
[83]	[8.10961	]
[84]	[9.01738	]
[85]	[10.04234	]
[86]	[11.19222	]
[87]	[12.46504	]
[88]	[13.84938	]
[89]	[15.33342	]
[90]	[16.90881	]

Attained Age of Insured	Maximum Rate
[91]	[18.41631	]
[92]	[20.01527	]
[93]	[21.73360	]
[94]	[23.58542	]
[95]	[25.57306	]
[96]	[27.43187	]
[97]	[29.45788	]
[98]	[31.67269	]
[99]	[34.09954	]
[100]	[36.77136	]
[101]	[38.95130	]
[102]	[41.33539	]
[103]	[43.94624	]
[104]	[46.81288	]
[105]	[49.92532	]
[106]	[53.36258	]
[107]	[57.17346	]
[108]	[61.41904	]
[109]	[66.17320	]
[110]	[71.52938	]
[111]	[77.61672	]
[112]	[83.33333	]
[113]	[83.33333	]
[114]	[83.33333	]
[115]	[83.33333	]
[116]	[83.33333	]
[117]	[83.33333	]
[118]	[83.33333	]
[119]	[83.33333	]
[120+]	[0.00000	]

[The Guaranteed Maximum Monthly Cost of Insurance Rates shown above are based on the 2001 Commissioner’s Standard Ordinary, Sex and Smoker Distinct, Ultimate, Age Nearest Birthday Mortality Table, the Insured’s Attained Age, sex, rate type, rate class multiple and monthly flat extra, if any.]

Continued on next page
NWLA-530-NY.1	Page 3.[7]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Policy Charges and Deductions (continued)

The charges shown are no longer assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any charges shown for elected riders are no longer assessed if the rider terminates.

Flexible Premium Adjustable Variable, Fixed, and Index-Linked Universal Life (continued)

Annual Guaranteed Maximum Percent of Sub-Account Value Charge Rate

Years	Charge Rate
All Policy Years	[0.50	%]

[Acceleration of Life Insurance Death Benefit for Qualified Long-Term Care Services Rider

Acceleration of Life Insurance Death Benefit for Qualified Long Term Care Services Rider Guaranteed

Maximum Monthly Rider Charge Per $1,000 of Net Amount at Risk

Specified Amount	Effective Date of Coverage	Policy Years	Maximum Rate
[$100,000.00]	[7/1/2018]	All Policy Years	[0.0770000]
[$100,000.00	[7/1/2018]	All Policy Years	[0.0770000]]
(Increase)]

[Children’s Term Insurance Rider

Guaranteed Maximum Monthly Cost of Insurance per $1,000 of Rider Specified Amount Rate

Policy Years	Maximum Rate
All Policy Years	[0.430	]]

[Overloan Lapse Protection Rider

Guaranteed Maximum Overloan Lapse Protection Rider Charge Rates

Attained Age of Insured	Maximum Rate[6]
[75]	[4.25	%]
[76]	[4.15	%]
[77]	[4.10	%]
[78]	[4.05	%]
[79]	[4.00	%]
[80]	[3.90	%]
[81]	[3.80	%]
[82]	[3.70	%]
[83]	[3.55	%]
[84]	[3.40	%]
[85]	[3.20	%]

Attained Age of Insured	Maximum Rate[6]
[86]	[3.00	%]
[87]	[2.75	%]
[88]	[2.50	%]
[89]	[2.15	%]
[90]	[1.75	%]
[91]	[1.30	%]
[92]	[0.90	%]
[93]	[0.55	%]
[94]	[0.30	%]
[95+]	[0.15	%]

[6]	The Rider charge rates vary by Attained Age. If the Rider is invoked, the one-time Rider charge is the product of Accumulated or Cash Value and the rate.]

Continued on next page
NWLA-530-NY.1	Page 3.[8]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Policy Charges and Deductions (continued)

The charges shown are no longer assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any charges shown for elected riders are no longer assessed if the rider terminates.

[Premium Waiver Rider

Minimum Cost of Premium Waiver Rider

Policy Years	Monthly Cost
All Policy Years	[$	0.00	]

Maximum Cost of Premium Waiver Rider

Policy Years	Monthly Cost
All Policy Years	[$	156.25	]

The exact cost of Premium Waiver Rider for each year can be computed from the table attached to the Premium Waiver Rider.]

Guaranteed Maximum Surrender Charges

For Surrender Charge purposes, years begin on the stated Effective Date of Coverage and on each anniversary of that date thereafter and end on the day before the next anniversary of the Effective Date of Coverage.

Specified Amount [(Increase)]: [$100,000.00]	Effective Date of Coverage: [July 1, 2018]

Year	Maximum Surrender Charge
[1]	[$	1,830.00	]
[2]	[$	1,830.00	]
[3]	[$	1,804.00	]
[4]	[$	1,601.00	]
[5]	[$	1,372.00	]
[6]	[$	1,144.00	]

Year	Maximum Surrender Charge
[7]	[$	915.00	]
[8]	[$	686.00	]
[9]	[$	457.00	]
[10]	[$	280.00	]
[11+]	[$	0.00	]

For a complete Surrender of the above [$100,000.00], the applicable Surrender Charge will be deducted from the Cash Value based on the year and we will pay you the Cash Surrender Value. We will also deduct a Surrender Charge for requested Specified Amount decreases. A new Surrender Charge schedule page will be mailed to you for the remaining insurance.

Nonforfeiture Values

Basis of Calculation for Minimum Cash Surrender Values

Mortality Table: 2017 Commissioner’s Standard Ordinary, Sex Distinct, Smoker Distinct, Ultimate, Age Nearest Birthday Mortality Table Interest Rate: 4.00% annual effective rate used in determining the Surrender Charge Table

Service Fee

Maximum Service Fee: $25.00

Partial Surrenders

Minimum Partial Surrender: $500.00 per request (including any transaction fee)

Maximum Partial Surrender Fee: Lesser of $25.00 per request or 5% of each partial Surrender

Continued on next page
NWLA-530-NY.1	Page 3.[9]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Loans

Minimum Policy Loan Amount: $200.00

Minimum Policy Loan Repayment: $25.00 (Not applicable to payments of loan interest due or the amount necessary to pay off a loan.)

Guaranteed Policy Loan Interest Rates (per annum)

Maximum Policy Loan Interest Charged Rate: [3.90% in all Policy Years (effective daily rate of 0.0104824%)]

Minimum Policy Loan Interest Credited Rate: [3.00% in all Policy Years (effective daily rate of 0.0080986%)]

Dollar Cost Averaging

Minimum Required Dollar Cost Averaging Transfer Amount: [$100.00]

Continued on next page
NWLA-530-NY.1	Page 3.[10]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Internal Revenue Code Life Insurance Qualification Test Table

[Your Policy complies with section 7702 of the Internal Revenue Code, as amended, under the Guideline Premium/Cash Value Corridor Test. It requires that the death benefit be greater than or equal to the product of the Cash Value and the Applicable Percentages from the following table.

Attained Age of Insured	Applicable Percentages
0	250%
1	250%
2	250%
3	250%
4	250%
5	250%
6	250%
7	250%
8	250%
9	250%
10	250%
11	250%
12	250%
13	250%
14	250%
15	250%
16	250%
17	250%
18	250%
19	250%
20	250%
21	250%
22	250%
23	250%
24	250%
25	250%
26	250%
27	250%
28	250%
29	250%
30	250%
31	250%

Attained Age of Insured	Applicable Percentages
32	250%
33	250%
34	250%
35	250%
36	250%
37	250%
38	250%
39	250%
40	250%
41	243%
42	236%
43	229%
44	222%
45	215%
46	209%
47	203%
48	197%
49	191%
50	185%
51	178%
52	171%
53	164%
54	157%
55	150%
56	146%
57	142%
58	138%
59	134%
60	130%
61	128%
62	126%
63	124%

Attained Age of Insured	Applicable Percentages
64	122%
65	120%
66	119%
67	118%
68	117%
69	116%
70	115%
71	113%
72	111%
73	109%
74	107%
75	105%
76	105%
77	105%
78	105%
79	105%
80	105%
81	105%
82	105%
83	105%
84	105%
85	105%
86	105%
87	105%
88	105%
89	105%
90	105%
91	104%
92	103%
93	102%
94	101%
95+	100%]

Continued on next page
NWLA-530-NY.1	Page 3.[11]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Settlement Option Tables

Option 1:

Life Income Monthly Installments for each $1,000 of Proceeds with Payments Guaranteed for 120 Months

Age of Payee Last Birthday	Male	Female
10 & Under	$1.16	$1.14
11	$1.17	$1.15
12	$1.18	$1.16
13	$1.19	$1.17
14	$1.20	$1.18
15	$1.22	$1.19
16	$1.23	$1.21
17	$1.24	$1.22
18	$1.25	$1.23
19	$1.27	$1.24
20	$1.28	$1.26
21	$1.30	$1.27
22	$1.31	$1.28
23	$1.33	$1.30
24	$1.34	$1.31
25	$1.36	$1.33
26	$1.38	$1.34
27	$1.39	$1.36
28	$1.41	$1.38
29	$1.43	$1.39
30	$1.45	$1.41
31	$1.47	$1.43
32	$1.49	$1.45
33	$1.51	$1.47
34	$1.53	$1.49
35	$1.55	$1.51
36	$1.57	$1.53
37	$1.60	$1.55
38	$1.62	$1.57
39	$1.65	$1.60
40	$1.67	$1.62

Age of Payee Last Birthday	Male	Female
41	$1.70	$1.65
42	$1.73	$1.67
43	$1.75	$1.70
44	$1.78	$1.73
45	$1.82	$1.76
46	$1.85	$1.79
47	$1.88	$1.82
48	$1.92	$1.85
49	$1.96	$1.88
50	$1.99	$1.92
51	$2.04	$1.96
52	$2.08	$2.00
53	$2.12	$2.04
54	$2.17	$2.08
55	$2.22	$2.12
56	$2.27	$2.17
57	$2.32	$2.22
58	$2.37	$2.27
59	$2.43	$2.32
60	$2.49	$2.38
61	$2.56	$2.43
62	$2.62	$2.49
63	$2.69	$2.56
64	$2.77	$2.63
65	$2.84	$2.70
66	$2.93	$2.77
67	$3.01	$2.85
68	$3.10	$2.93
69	$3.20	$3.02
70	$3.30	$3.11

Age of Payee Last Birthday	Male	Female
71	$3.40	$3.21
72	$3.52	$3.31
73	$3.63	$3.42
74	$3.76	$3.53
75	$3.89	$3.65
76	$4.03	$3.77
77	$4.18	$3.91
78	$4.34	$4.05
79	$4.51	$4.20
80	$4.69	$4.36
81	$4.87	$4.53
82	$5.07	$4.71
83	$5.28	$4.90
84	$5.49	$5.10
85	$5.71	$5.31
86	$5.94	$5.53
87	$6.17	$5.75
88	$6.41	$5.98
89	$6.64	$6.22
90	$6.87	$6.45
91	$7.09	$6.68
92	$7.30	$6.90
93	$7.50	$7.11
94	$7.67	$7.31
95	$7.83	$7.50
96	$7.97	$7.68
97	$8.09	$7.83
98	$8.19	$7.97
99	$8.27	$8.09
100	$8.34	$8.19

Please contact Nationwide for payment of amounts for ages not shown in the table.

Continued on next page
NWLA-530-NY.1	Page 3.[12]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Settlement Option Tables (continued)

Option 2:

Joint & Survivor Life Income Monthly Installments for each $1,000 of Proceeds

M/F	50	55	60	65	70	75	80	85	90	95	100
50	$1.75	$1.83	$1.88	$1.92	$1.95	$1.97	$1.98	$1.99	$1.99	$1.99	$2.00
55	$1.81	$1.92	$2.01	$2.08	$2.13	$2.16	$2.19	$2.20	$2.21	$2.22	$2.22
60	$1.85	$1.99	$2.12	$2.24	$2.33	$2.39	$2.43	$2.46	$2.48	$2.49	$2.50
65	$1.88	$2.04	$2.21	$2.38	$2.53	$2.65	$2.73	$2.79	$2.82	$2.84	$2.85
70	$1.89	$2.07	$2.28	$2.50	$2.72	$2.91	$3.07	$3.18	$3.25	$3.30	$3.32
75	$1.91	$2.09	$2.32	$2.58	$2.87	$3.16	$3.43	$3.65	$3.80	$3.89	$3.94
80	$1.91	$2.11	$2.34	$2.63	$2.98	$3.37	$3.78	$4.17	$4.47	$4.67	$4.79
85	$1.92	$2.12	$2.36	$2.67	$3.05	$3.52	$4.07	$4.68	$5.25	$5.70	$5.98
90	$1.92	$2.12	$2.37	$2.69	$3.09	$3.61	$4.27	$5.10	$6.03	$6.91	$7.56
95	$1.92	$2.12	$2.38	$2.70	$3.12	$3.66	$4.39	$5.38	$6.67	$8.12	$9.45
100	$1.92	$2.12	$2.38	$2.71	$3.13	$3.69	$4.45	$5.54	$7.08	$9.08	$11.28

Please contact Nationwide for payment of amounts for ages not shown in the table.

Continued on next page
NWLA-530-NY.1	Page 3.[13]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Settlement Option Tables (continued)

Option 3:

Life Annuity Monthly Installments for each $1,000 of Proceeds

Age of Payee Last Birthday	Male	Female
10 & Under	$1.16	$1.14
11	$1.17	$1.15
12	$1.18	$1.16
13	$1.19	$1.17
14	$1.20	$1.18
15	$1.22	$1.19
16	$1.23	$1.21
17	$1.24	$1.22
18	$1.25	$1.23
19	$1.27	$1.24
20	$1.28	$1.26
21	$1.30	$1.27
22	$1.31	$1.28
23	$1.33	$1.30
24	$1.34	$1.31
25	$1.36	$1.33
26	$1.38	$1.34
27	$1.39	$1.36
28	$1.41	$1.38
29	$1.43	$1.39
30	$1.45	$1.41
31	$1.47	$1.43
32	$1.49	$1.45
33	$1.51	$1.47
34	$1.53	$1.49
35	$1.55	$1.51
36	$1.57	$1.53
37	$1.60	$1.55
38	$1.62	$1.57
39	$1.65	$1.60
40	$1.67	$1.62

Age of Payee Last Birthday	Male	Female
41	$1.70	$1.65
42	$1.73	$1.67
43	$1.76	$1.70
44	$1.79	$1.73
45	$1.82	$1.76
46	$1.85	$1.79
47	$1.89	$1.82
48	$1.92	$1.85
49	$1.96	$1.89
50	$2.00	$1.92
51	$2.04	$1.96
52	$2.08	$2.00
53	$2.13	$2.04
54	$2.17	$2.08
55	$2.22	$2.13
56	$2.27	$2.17
57	$2.33	$2.22
58	$2.38	$2.27
59	$2.44	$2.33
60	$2.50	$2.38
61	$2.57	$2.44
62	$2.64	$2.50
63	$2.71	$2.57
64	$2.79	$2.64
65	$2.87	$2.71
66	$2.95	$2.79
67	$3.04	$2.87
68	$3.14	$2.95
69	$3.24	$3.05
70	$3.34	$3.14

Age of Payee Last Birthday	Male	Female
71	$3.46	$3.24
72	$3.58	$3.35
73	$3.70	$3.46
74	$3.84	$3.59
75	$3.99	$3.71
76	$4.14	$3.85
77	$4.31	$4.00
78	$4.49	$4.16
79	$4.69	$4.33
80	$4.90	$4.51
81	$5.13	$4.71
82	$5.39	$4.92
83	$5.66	$5.16
84	$5.96	$5.41
85	$6.28	$5.69
86	$6.64	$5.99
87	$7.02	$6.32
88	$7.45	$6.68
89	$7.91	$7.08
90	$8.42	$7.52
91	$8.98	$7.99
92	$9.59	$8.52
93	$10.26	$9.09
94	$11.00	$9.70
95	$11.81	$10.37
96	$12.71	$11.10
97	$13.69	$11.88
98	$14.76	$12.72
99	$15.93	$13.63
100+	$17.17	$14.62

The Settlement Option tables are based on the sex-distinct Annuity 2012 Basic Mortality table (Age Last Birthday) using a ten-year age setback with Projection Scale G2 (ALB) at 0.5% interest. For purposes of the settlement option tables, the payees’ actual ages as of their respective last birthdays is used.

Please contact Nationwide for payment of amounts for ages not shown in the table.

Continued on next page
NWLA-530-NY.1	Page 3.[14]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Allocation of Net Premium Paid

Your initial investment options are included in this section. We may subsequently add or eliminate Sub-Accounts as described in the Variable Account Provisions of this Policy. Your initial allocation to a Sub-Account, the Fixed Account, and/or the Indexed Interest Strategy options is shown on a percentage basis.

Variable Account: Nationwide VLI Separate Account – G

Account Options

	Fund Allocation Factors
Account Options	During “RIGHT to EXAMINE and CANCEL” Period[7]	After “RIGHT to EXAMINE and CANCEL” Period
Variable Account Options
[American Funds Insurance Series® New World Fund®	[0%	0%
BlackRock VSF Global Allocation VI Fund	0%	0%
BlackRock VSF High Yield VI Fund	0%	0%
Deutsche VIP Capital Growth VIP	0%	0%
Deutsche VIP Global Income Builder VIP	0%	0%
Dimensional FA VA Global Bond Portfolio	0%	0%
Dimensional FA VA Global Moderate Allocation Portfolio	0%	0%
Dimensional FA VA Inflation-Protected Securities Portfolio	0%	0%
Dimensional FA VA International Small Portfolio	0%	0%
Dimensional FA VA International Value Portfolio	0%	0%
Dimensional FA VA Short-Term Fixed Portfolio	0%	0%
Dimensional FA VA U.S. Large Value Portfolio	0%	0%
Dimensional FA VA U.S. Targeted Value Portfolio	0%	0%
Federated IS Quality Bond Fund II	0%	0%
Fidelity® VIPF VIP Energy Portfolio	0%	0%
Fidelity® VIPF VIP Growth Portfolio	0%	0%
Fidelity® VIPF VIP Overseas Portfolio	0%	0%
Fidelity® VIPF VIP Real Estate Portfolio	0%	0%
Franklin Templeton VIPT Franklin Income VIP Fund	0%	0%
Franklin Templeton VIPT Templeton Global Bond VIP Fund	0%	0%
Guggenheim VF Multi-Hedge Strategies	0%	0%
Invesco VI Balanced-Risk Allocation Fund	0%	0%
Ivy VIP Pathfinder Aggressive	0%	0%
Ivy VIP Pathfinder Conservative	0%	0%
Ivy VIP Pathfinder Moderate	0%	0%
Ivy VIP Pathfinder Moderately Aggressive	0%	0%
Ivy VIP Pathfinder Moderately Conservative	0%	0%
Janus Henderson VIT Enterprise Portfolio	0%	0%
Janus Henderson VIT Global Technology Portfolio	0%	0%
Lord Abbett Series Funds Total Return Portfolio	0%	0%
MFS® VIT Utilities	0%	0%
MFS® VIT Value Series	0%	0%
NVIT American Funds NVIT Asset Allocation Fund	0%	0%
NVIT Bond Index Fund	0%	0%

Continued on next page
NWLA-530-NY.1	Page 3.[15]	(02/2020)

Insured: [John E Doe] Allocation of Net Premium Paid (continued)	Policy Number: [N000000000]

Account Options

	Fund Allocation Factors
Account Options	During “RIGHT to EXAMINE and CANCEL” Period[7]	After “RIGHT to EXAMINE and CANCEL” Period
NVIT Cardinal(sm) Aggressive Fund	0%	0%
NVIT Cardinal(sm) Balanced Fund	0%	0%
NVIT Cardinal(sm) Capital Appreciation Fund	0%	0%
NVIT Cardinal(sm) Conservative Fund	0%	0%
NVIT Cardinal(sm) Managed Growth & Income Fund	0%	0%
NVIT Cardinal(sm) Managed Growth Fund	0%	0%
NVIT Cardinal(sm) Moderate Fund	0%	0%
NVIT Cardinal(sm) Moderately Aggressive Fund	0%	0%
NVIT Cardinal(sm) Moderately Conservative Fund	0%	0%
NVIT Core Plus Bond Fund	0%	0%
NVIT Government Money Market Fund	0%	0%
NVIT International Index Fund	0%	0%
NVIT Investor Destinations Aggressive Fund	0%	0%
NVIT Investor Destinations Balanced Fund	0%	0%
NVIT Investor Destinations Capital Appreciation Fund	0%	0%
NVIT Investor Destinations Conservative Fund	0%	0%
NVIT Investor Destinations Managed Growth & Income Fund	0%	0%
NVIT Investor Destinations Managed Growth Fund	0%	0%
NVIT Investor Destinations Moderate Fund	0%	0%
NVIT Investor Destinations Moderately Aggressive Fund	0%	0%
NVIT Investor Destinations Moderately Conservative Fund	0%	0%
NVIT Large Cap Growth Fund	0%	0%
NVIT Mid Cap Index Fund	0%	0%
NVIT Multi-Manager Mid Cap Value Fund	0%	0%
NVIT Multi-Manager Small Cap Growth Fund	0%	0%
NVIT S&P 500 Index Fund	0%	0%
NVIT Short Term Bond Fund	0%	0%
NVIT Small Cap Index Fund	0%	0%
Oppenheimer VAF Global Fund/VA	0%	0%
Oppenheimer VAF International Growth Fund/VA	0%	0%
Oppenheimer VAF Main Street Fund®/VA	0%	0%
PIMCO VIT CommodityRealReturn® Strategy Portfolio	100%	70%
Putnam VT Equity Income	0%	0%
Putnam VT International Value Fund	0%	0%
T. Rowe Price ES Health Sciences Fund	0%	0%
Van Eck VIPT Global Hard Assets Fund]	0%	0%]
General Account Options
Fixed Account	0%	10%
[Dollar Cost Averaging Allocation	[0%	0%
One Year Multi-Index Monthly Average Indexed Interest Strategy	0%	0%

Continued on next page
NWLA-530-NY.1	Page 3.[16]	(02/2020)

Insured: [John E Doe] Allocation of Net Premium Paid (continued)	Policy Number: [N000000000]

Account Options

	Fund Allocation Factors
Account Options	During “RIGHT to EXAMINE and CANCEL” Period[7]	After “RIGHT to EXAMINE and CANCEL” Period
One Year S&P 500® Point-to-Point Indexed Interest Strategy	0%	20%
One Year Uncapped S&P 500® Point-to Point Indexed Interest Strategy]	0%	0%]
Total	100%	100%

[7]

We reserve the right to apply any Premium allocated to an Indexed Interest Strategy to the Fixed Account until the next applicable Sweep Date after the Right to Examine and Cancel period has expired. We may also modify the above allocation based on directions you provide us after we have issued you this Policy. Upon expiration of the Right to Examine and Cancel period, we will allocate any Net Premiums paid according to the last direction we received from you.

Indexed Interest Strategy Options

For purpose of deduction of charges, partial Surrenders, transfers for Policy Loans (including due and unpaid interest charged), amounts will be withdrawn from the Indexed Interest Strategies in the order listed below.

[One-Year S&P 500® Point-to-Point Indexed Interest Strategy]

[One-Year Multi-Index Monthly Average Indexed Interest Strategy]

[One-Year Uncapped S&P 500® Point-to-Point Indexed Interest Strategy]

Fixed Account

Guaranteed Minimum Interest Crediting Rate: 1.00% (effective daily rate of 0.00272616%)

CURRENT RATES ARE NOT GUARANTEED AND THE INSURER HAS THE RIGHT TO CHANGE THE AMOUNT OF INTEREST CREDITED TO THE POLICY, THE COST OF INSURANCE AND/OR OTHER EXPENSES DEDUCTED FROM THE POLICY. THIS MAY RESULT IN LOWER CASH VALUES THAN PROJECTED OR THE REQUIREMENT OF ADDITIONAL PREMIUM PAYMENTS IN ORDER TO KEEP THE POLICY IN FORCE.

Indexed Interest Strategy

It is important to note amounts deducted to pay monthly deductions or other Policy charges will not receive Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts withdrawn or transferred from an Index Segment during an Index Segment Interest Period for full or partial Surrenders or Policy Loan Account (including due and unpaid Policy loan interest charged), will receive interest at the Guaranteed Minimum Floor Rate for the applicable Indexed Interest Strategy up to the date of the withdrawal or transfer.

Guaranteed Maximum Capped Indexed Interest Strategy Charge Rate: 0.05% of the Cash Value applied to an Indexed Interest Strategy that uses a Cap Rate to calculate interest.

Continued on next page
NWLA-530-NY.1	Page 3.[17]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Interest Crediting Strategies

[One-Year Multi-Index Monthly Average Indexed Interest Strategy

Reference Indexes

[S&P 500® Index, excluding dividend income]

[NASDAQ-100® Index, excluding dividend income]

[Dow Jones Industrial Average®, excluding dividend income]

NOTE: Index disclaimers appear after the end of the Indexed Interest Strategy descriptions

Strategy Details

Guaranteed Minimum Participation Rate: [100.00%]

Guaranteed Minimum Cap Rate: [3.00%]

Guaranteed Minimum Floor Rate: [0.00%]

Index Segment Term: [12 months]

Index Segment Interest Crediting Dates: [12 months after an Index Segment Start Date]

Guaranteed Sweep Date Frequency: [Quarterly]

Index Segment Interest Calculation

Index Segment Interest = A × B, where:

A =	Cash Value of an Index Segment on an Index Segment Interest Crediting Date;

B =	Index Segment Interest Rate

The Index Segment Interest Rate is calculated in two steps:

Step 1: The Reference Index Performance Rate for each Reference Index is the monthly average rate of change determined as follows:

Reference Index Performance Rate = ((C ÷ D) ÷ E) – F, where:

C =	the sum of the respective Reference Index Values on each Index Segment Monthaversary during the Index Segment Interest Period;

D =	the length of the Index Segment Interest Period in months, here 12;
E =	the Reference Index Value at the beginning of an Index Segment Interest Period; and

F =	1.

Continued on next page
NWLA-530-NY.1	Page 3.[18]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Interest Crediting Strategies (continued)

[One-Year Multi-Index Monthly Average Indexed Interest Strategy (continued)

Step 2:	The respective Reference Index Performance Rates are used in the following formula to determine the applicable Index Segment Interest Rate:

    [Index Segment Interest Rate = the greater of L, or the lesser of (K and (G + H + I) × J), where:8

G =	[50%] x greatest Reference Index Performance Rate

H =	[30%] x second greatest Reference Index Performance Rate

I =	[20%] x third greatest Reference Index Performance Rate

J =	the Participation Rate in effect for the Index Segment Interest Period

K =	the Cap Rate in effect for the Index Segment Interest Period

L =	the Floor Rate in effect for the Index Segment Interest Period]

[Index Segment Interest Rate = the greater of L, or the lesser of (K and (G + H) × J), where:8

G =	[65%] x greatest Reference Index Performance Rate

H =	[35%] x second greatest Reference Index Performance Rate

J =	the Participation Rate in effect for the Index Segment Interest Period

K =	the Cap Rate in effect for the Index Segment Interest Period

L =	the Floor Rate in effect for the Index Segment Interest Period]

[Index Segment Interest Rate = the greater of L, or the lesser of (K and G × J), where:8

G =	[100%] x greatest Reference Index Performance Rate

J =	the Participation Rate in effect for the Index Segment Interest Period

K =	the Cap Rate in effect for the Index Segment Interest Period

L =	the Floor Rate in effect for the Index Segment Interest Period]

[8]

If after application of the Participation Rate, the value is: greater than the Cap Rate, the result is the Cap Rate; less than the Floor Rate, the result is the Floor Rate; between the Cap Rate and the Floor Rate, the result is the calculated value.]

Continued on next page
NWLA-530-NY.1	Page 3.[19]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Interest Crediting Strategies (continued)

[One-Year S&P 500® Point-to-Point Indexed Interest Strategy

Reference Index

[S&P 500® Index, excluding dividend income]

NOTE: Index disclaimers appear after the end of the Indexed Interest Strategy descriptions

Strategy Details

Guaranteed Minimum Participation Rate: [100.00%]

Guaranteed Minimum Cap Rate: [3.00%]

Guaranteed Minimum Floor Rate: [0.00%]

Index Segment Term: [12 months]

Index Segment Interest Crediting Dates: [12 months after an Index Segment Start Date]

Guaranteed Sweep Date Frequency: [Quarterly]

Index Segment Interest Calculation

Index Segment Interest = A × B, where:

A =	Cash Value of an Index Segment on an Index Segment Interest Crediting Date;
B =	Index Segment Interest Rate
The	Index Segment Interest Rate is calculated in two steps:
Step	1: The Reference Index Performance Rate is calculated:

Reference Index Performance Rate = (C ÷ D) - E, where:

C =	the Reference Index Value at the end of an Index Segment Interest Period;

D =	the Reference Index Value at the beginning of an Index Segment Interest Period; and

E = 1.

Step 2: The	Reference Index Performance Rate is used in the following formula to determine the applicable Index Segment Interest Rate:

Index Segment Interest Rate = the greater of I, or the lesser of (H and (F × G)), where:9

F =	the Reference Index Performance Rate

G =	the Participation Rate in effect for the Index Segment Interest Period

H	= the Cap Rate in effect for the Index Segment Interest Period

I =	the Floor Rate in effect for the Index Segment Interest Period

[9]

If after application of the Participation Rate, the value is: greater than the Cap Rate, the result is the Cap Rate; less than the Floor Rate, the result is the Floor Rate; between the Cap Rate and the Floor Rate, the result is the calculated value.]

Continued on next page
NWLA-530-NY.1	Page 3.[20]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Interest Crediting Strategies (continued)

[One-Year Uncapped S&P 500® Point-to-Point Indexed Interest Strategy

Reference Index

[S&P 500® Index, excluding dividend income]

NOTE: Index disclaimers appear after the end of the Indexed Interest Strategy descriptions

Strategy Details

Guaranteed Minimum Participation Rate: [100.00%]

Guaranteed Maximum Spread Rate: [10.00%]

Guaranteed Minimum Floor Rate: [0.00%]

Index Segment Term: [12 months]

Index Segment Interest Crediting Dates: [12 months after an Index Segment Start Date]

Guaranteed Sweep Date Frequency: [Quarterly]

Index Segment Interest Calculation

Index Segment Interest = A × B, where:

A =	Cash Value of an Index Segment on an Index Segment Interest Crediting Date;

B	= Index Segment Interest Rate
The	Index Segment Interest Rate is calculated in two steps:

Step 1: The	Reference Index Performance Rate is calculated:

Reference Index Performance Rate = (C ÷ D) – E, where:

C =	the Reference Index Value at the end of an Index Segment Interest Period;

D =	the Reference Index Value at the beginning of an Index Segment Interest Period; and

E =	1.

Step 2: The	Reference Index Performance Rate is used in the following formula to determine the applicable Index Segment Interest Rate:

Index Segment Interest Rate = the greater of H, or ((F × G) – I), where:10

F =	the Reference Index Performance Rate

G =	the Participation Rate in effect for the Index Segment Interest Period
H =	the Floor Rate in effect for the Index Segment Interest Period
I =	the Spread Rate

[10]

After application of the Participation Rate, the Spread Rate is deducted. If after deduction of the Spread Rate the value is greater than the Floor Rate, the result is the calculated value; less than or equal to the Floor Rate, the result is the Floor Rate.]

Index Disclaimers

[The “S&P 500” and Dow Jones Industrial Average are products of S&P Dow Jones Indices LLC (“SPDJI”), and have been licensed for use by Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (“Licensee”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); DJIA®, The Dow®, Dow Jones® and Dow Jones Industrial Average are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Licensee. Licensee’s Products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Licensee’s Products or any member of the public regarding the advisability of investing in securities generally or in Licensee’s Products particularly or the ability of the S&P 500 to track general market performance. S&P Dow Jones Indices’ only relationship to Licensee with respect to the S&P 500 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to Licensee or the

Continued on next page
NWLA-530-NY.1	Page 3.[21]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Index Disclaimers (continued)

Licensee’s Products. S&P Dow Jones Indices have no obligation to take the needs of Licensee or the owners of Licensee’s Products into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Licensee’s Products or the timing of the issuance or sale of Licensee’s Products or in the determination or calculation of the equation by which Licensee’s Products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Licensee’s Products. There is no assurance that investment products based on the S&P 500 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to Licensee’s Products currently being issued by Licensee, but which may be similar to and competitive with Licensee’s Products. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500.]

[S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE LICENSEE’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LICENSEE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

[The Policy is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Policy. The Corporations make no representation or warranty, express or implied to the owners of the Policy or any member of the public regarding the advisability of investing in securities generally or in the Policy particularly, or the ability of the NASDAQ 100 Index to track general stock market performance. The Corporations’ only relationship to Nationwide Life Insurance and Nationwide Life and Annuity Insurance Company (“Licensee”) is in the licensing of the NASDAQ®, and NASDAQ 100 IndexTM registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ 100 Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Policy. Nasdaq has no obligation to take the needs of the Licensee or the owners of the Policy into consideration in determining, composing or calculating the NASDAQ 100 Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Policy to be issued or in the determination or calculation of the equation by which the Policy is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Policy.]

[THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ 100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE POLICY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ 100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ 100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY

Continued on next page
NWLA-530-NY.1	Page 3.[22]	(02/2020)

Insured: [John E Doe]	Policy Number: [N000000000]

Index Disclaimers (continued)

LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]

NWLA-530-NY.1	Page 3.[23]	(02/2020)